UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TUSCANY MINERALS, LTD.
(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation or organization)

1400	98-0335259
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

780 – 333 Seymour Street
Vancouver, British Columbia V6B 5A6
Telephone: (604) 909-0313
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
520 Pike Street, Street 985
Seattle, WA 98101
Telephone: (800) 456-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this proxy statement-prospectus becomes effective and upon the consummation of the continuance described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company
and there is compliance with General Instruction G, check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting the transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                [   ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common shares, without par value	12,538,000 (1)	$0.25	$3,134,500	$174.91

(1)

Consists of 12,538,000 common shares, par value $0.001, of our company to be registered as shares of Tuscany Minerals Ltd., a Cayman Islands exempted company limited by shares, upon consummation of a reorganization of our company involving (i) a merger of our company with and into Tuscany Minerals Ltd., a Wyoming company, and, (ii) upon consummation of the merger, a continuance of our merged company from the State of Wyoming, United States, to the Cayman Islands.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Our common shares have not traded to date. As a result, the amount of the registration fee has been determined by the issue price per share of our last private placement, whereby 38,000 common shares were issued at a $0.25 per common share in November 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROXY STATEMENT/PROSPECTUS

TUSCANY MINERALS, LTD.
780-333 Seymour Street
Vancouver, British Columbia
Canada V6B 5A6

TO THE SHAREHOLDERS OF TUSCANY MINERALS, LTD.

We have called an annual and special meeting of our shareholders to be held at the offices of Clark Wilson LLP at 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3H1, on _____________, 2009 at ______ p.m. (Vancouver time). At the meeting, our shareholders of record on the record date, determined by our board of directors to be the close of business on _______________, 2009, will be asked:

(1)	To elect J. Stephen Barley to serve as the director of our company;

(2)

To consider and, if thought fit, to approve an ordinary resolution by shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting, to carry out a merger of our company with and into Tuscany Minerals Ltd., or “Tuscany Wyoming”, a Wyoming corporation and wholly-owned subsidiary of our company which was incorporated for the sole purpose of effecting the merger, with Tuscany Wyoming as the surviving corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated April 8, 2009, between our company and Tuscany Wyoming;

(3)

Subject to the consummation of the merger, to consider, and, if thought fit, to approve a special resolution by shareholders holding at least two-thirds of the shares of our common stock -entitled to be voted at the meeting, to carry out a continuance of our merged company, Tuscany Wyoming, from the jurisdiction of the State of Wyoming, United States, to the Cayman Islands; and

(4)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Further information about the merger, the continuance and the meeting is contained in the accompanying proxy statement-prospectus. We encourage you to read the proxy statement-prospectus in its entirety.

ADDITIONAL INFORMATION

This proxy statement-prospectus incorporates important business and financial information about the company that is not included in or delivered with this document. A copy of our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 which have been filed with the Securities and Exchange Commission, including the financial statements, will be provided without charge to any shareholder or beneficial owner of our common stock upon written or oral request to our chief financial officer, J. Stephen Barley, at 780-333 Seymour Street, Vancouver, British Columbia, Canada, V6B 5A6, telephone: (604) 909-0313. In order to obtain timely delivery, you must request the information no later than five business days before the date of the meeting.

SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROXY STATEMENT-PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER AS A SHAREHOLDER OF OUR COMPANY IN REGARDS TO THE MERGER, THE CONTINUANCE AND THE MEETING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROXY STATEMENT-PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April ____, 2009.

- ii -

TUSCANY MINERALS, LTD.
780 – 333 Seymour Street
Vancouver, British Columbia
Canada V6B 5A6

NOTICE OF AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON __________, 2009 AT _______ P.M.

TO THE SHAREHOLDERS OF TUSCANY MINERALS, LTD.:

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders of our company will be held at the offices of Clark Wilson LLP at 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3H1, on _____________, 2009 at ______ p.m. (Vancouver time).

At the meeting, our shareholders of record on the record date will be asked to vote on the following matters:

(1)	To elect J. Stephen Barley to serve as the director of our company;

(2)

To consider and approve the following ordinary resolution to approve the merger of our company with and into our wholly-owned Wyoming subsidiary, Tuscany Minerals Ltd., which approval must be given by shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting in order for the merger to be approved:

“BE IT RESOLVED THAT:

(a)

A merger of our company with and into Tuscany Minerals Ltd., a Wyoming corporation and wholly-owned subsidiary of our company (“Tuscany Wyoming”), with Tuscany Wyoming carrying on as the surviving corporation in accordance with the terms and conditions set out in the Agreement and Plan of Merger dated April 8, 2009, be and is hereby approved, and our company be and is hereby authorized to apply to the Secretary of State of the State of Washington and the Secretary of State of the State of Wyoming to carry out the merger pursuant to section 11.110 of the Washington Business Corporation Act and section 1107 of the Wyoming Business Corporation Act;

(b)

The Articles of Merger, in the form presented to our shareholders at the meeting, to be provided to the Secretary of State of the State of Washington and the Secretary of State of the State of Wyoming to merge our company with and into Tuscany Wyoming, with Tuscany Wyoming carrying on as the surviving corporation, be and are hereby approved;

(c)

The board of directors of our company be authorized to elect not to file the Articles of Merger or consummate the merger if the board of directors determines that, in the circumstances, it would not be in the best interest of our company to proceed with the merger; and

(d) The directors and officers of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the merger.”;

(3)

To consider and approve the following special resolution to approve the continuance of our merged company to the Cayman Islands, which approval must be given by shareholders holding at least two- thirds of the shares of our common stock entitled to be voted at the meeting in order for the continuance to be approved:

“BE IT RESOLVED THAT:

(a)

Subject to the consummation of the merger of our company with and into Tuscany Wyoming, the continuance of our merged company, Tuscany Wyoming, from the State of Wyoming, United States, to the Cayman Islands be and is hereby approved, and our merged

- iii -

company be and is hereby authorized to apply to the Secretary of State of the State of Wyoming and the Registrar of Companies of the Cayman Islands for authorization to continue our company into the jurisdiction of the Cayman Islands under section 1720 of the

Wyoming Business Corporation Act and Part XII of the Companies Law (2007 Revision) of the Cayman Islands, as if our company had been incorporated as an exempted company limited by shares pursuant to Part VII of the Companies Law (2007 Revision) of the Cayman Islands and amendments thereto;

(b)

The Certificate of Transfer to be provided to the Secretary of State of the State of Wyoming to transfer our company out of the jurisdiction of the State of Wyoming, and the Memorandum of Association and Articles of Association to be provided to the Registrar of Companies of the Cayman Islands with the Application for Continuance to effect a continuance of our company into the jurisdiction of the Cayman Islands, in the forms presented to our shareholders at the meeting, be and are hereby approved;

(c)

Subject to the acceptance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and immediately following the acceptance of the Application for Continuance by the Registrar of Companies of the Cayman Islands for the registration of our company as an exempted company limited by shares in the Cayman Islands, the Memorandum of Association and the Articles of Association, in the forms presented to our shareholders at the meeting, are adopted in substitution of the existing organizational documents of our company;

(d)

The board of directors of our company be authorized to elect not to file the Certificate of Transfer with the Secretary of State of the State of Wyoming or the Application for Continuance with the Registrar of Companies of the Cayman Islands, or to consummate the continuance if the board of directors of our company determines that, in the circumstances, it would not be in the best interest of our company to proceed with the continuance; and

(e)	The officers and directors of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the continuance.”; and

(4)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” each of the following proposals:

1.	The election of Stephen J. Barley as the director of our company;

2.	The merger of our company with and into Tuscany Wyoming; and

3.	The continuation of our company to the jurisdiction of the Cayman Islands.

The accompanying proxy statement-prospectus forms a part of this notice and describes the terms and conditions of the merger and the continuance.

Our board of directors has fixed the record date of ________________, 2009 to determine the shareholders of our company who are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. At the meeting, each holder of record of shares of our common stock, $0.001 par value per share, on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.

The merger of our company with and into our wholly-owned Wyoming subsidiary, Tuscany Minerals Ltd. (“Tuscany Wyoming”), will have the effect of re-domiciling our merged company in the State of Wyoming as an intermediate step to changing our corporate jurisdiction to the Cayman Islands.

- iv -

Our company’s bylaws and the Washington Business Corporation Act permit our company to merge with and into a corporation existing under the laws of another state with the approval of shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting. The Wyoming Business Corporation Act will permit a merger of our company with and into a Wyoming corporation, with the Wyoming corporation as the surviving corporation, with the approval of shareholders holding at least a majority of shares entitled to be voted at the meeting. Accordingly, we have formed Tuscany Wyoming to facilitate the transaction. Once the merger has been effected, the Wyoming Business Corporation Act will permit our merged company to continue from the State of Wyoming to the Cayman Islands with the approval of shareholders holding at least two-thirds, or 66.7%, of shares entitled to be voted at the meeting. The resolution to approve the continuance is dependent and conditional upon the consummation of the merger.

The merger followed by the continuance will result in a change of our company’s jurisdiction from the State of Washington to the Cayman Islands and thereafter our company will be governed in accordance with the provisions of the Companies Law (2007 Revision) of the Cayman Islands. If approved by our shareholders and regulatory authorities, it is anticipated that the continuance will become effective on or about _________, 2009, or as soon as practicable after the approval of the merger and the continuance at the meeting. Upon the consummation of our continuance to the Cayman Islands, we will become a Cayman Islands exempted company limited by shares. The capital of the company will be $500,000, divided into 400,000,000 common shares, with a par value of $0.001 per share, and 100,000,000 preferred shares with a par value of $0.001 per share, with 12,538,000 issued and outstanding common shares to be registered as shares of Tuscany Minerals Ltd., a company continued into the Cayman Islands as an exempted company under the Companies Law (2007 Revision) of the Cayman Islands and we will be considered a foreign private issuer under the Securities Act of 1933, as amended.

J. Stephen Barley is currently the sole director of our company and, if re-elected as the director of our company at the meeting, will continue to serve as the director of our merged company and our continued company.

Your attention is directed to the accompanying proxy statement-prospectus which summarizes the items to be voted upon. Shareholders who do not expect to attend the meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

Eligible shareholders who properly demand dissenters’ rights prior to the meeting, who do not consent to the adoption of the plan of merger and the continuance and who otherwise comply with the provisions of Chapter 23B.13 of the Washington Business Corporation Act will be entitled, if the merger and continuance are completed, to receive the fair value of their shares of common stock. Refer to the section entitled “Dissenters’ Rights” in the accompanying proxy statement-prospectus and the full text of Chapter 23B.13 of the Washington Business Corporation Act, which is attached as Exhibit 99.7 to the accompanying proxy statement-prospectus, for a description of the procedures that our shareholders must follow in order to exercise their dissenters’ rights.

BY ORDER OF THE BOARD OF DIRECTORS

By:

______________________________________
Ross Tocher
President and Chief Executive Officer

Vancouver, British Columbia
Dated: _____________, 2009

TUSCANY MINERALS, LTD.
780 – 333 Seymour Street
Vancouver, British Columbia
Canada V6B 5A6
Telephone: (604) 909-0313

PROXY STATEMENT-PROSPECTUS

Voting and Proxy Information

This proxy statement-prospectus is being furnished to our shareholders, and the enclosed proxy is solicited, on behalf of our board of directors in connection with the annual and special meeting of our shareholders to be held on ____________, 2009 at ______ p.m. (Vancouver time) at the offices of Clark Wilson LLP at 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3H1, or at any continuance, postponement or adjournment thereof. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. We intend to mail this proxy statement-prospectus and accompanying proxy card on or about ___________, 2009 to all shareholders entitled to vote at the meeting.

You are entitled to vote only if you were a holder of record of shares of our common stock as of the record date of ____________, 2009. Your shares can be voted at the meeting only if you are present in person or represented by a valid proxy. Each holder on the record date is entitled to one vote for each share of common stock held on all matters to be voted upon at the meeting. On the record date, there were 12,538,000 shares of common stock issued and outstanding.

In order to carry on the business of the meeting, we must have a quorum at the meeting. Under our bylaws and section 07.270(1) of the Washington Business Corporation Act, a quorum is constituted for a meeting of our shareholders if our shareholders who collectively own at least one-third, or 33.3%, of our common stock are present in person or are represented by duly appointed proxies at the meeting. The proposed merger will be approved if the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereat are voted in favor of the merger. The proposed continuance will be approved if at least two-thirds, or 66.7%, of the shares present in person or represented by proxy at the meeting and entitled to vote thereat are voted in favor of the continuance.

If a shareholder of our company fails to submit a proxy or vote at the meeting, the shareholder’s votes will not be counted as present for the purposes of determining a quorum and will have the same effect as a vote against the matters to be voted upon at the meeting. If a shareholder of our company submits a properly signed proxy card and affirmatively elects to abstain from voting, the proxy will be counted as present for the purpose of determining a quorum but will not be voted at the meeting. Consequently, an abstention will have the same effect as a vote against the proposals to be voted upon at the meeting. If a shareholder’s shares are held by a broker, custodian bank or other nominee, the shareholder must contact such persons to vote the shares on the shareholder’s behalf. Such persons cannot vote a shareholder’s shares without receiving instructions from the shareholder.

You may vote in person or by completing and mailing the enclosed proxy card. In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE ANNUAL AND SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE PROPOSALS.

If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card and acting under its authority will have discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or by his attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at our principal business office at 780-333 Seymour Street, Vancouver, British Columbia, Canada V6B 5A6, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the meeting will not in and of itself constitute revocation of a proxy and any revocation during the meeting will not affect votes previously taken.

Dissenters’ Rights of Appraisal

Our shareholders have dissent rights under Chapter 23B.13 of the Washington Business Corporation Act in regards to the merger and the continuance. A shareholder who exercises their dissent rights can require us to purchase their shares for cash at fair market value. To exercise dissent rights, our shareholders must be shareholders of record as of the record date, give written notice to us that they are exercising their dissent rights before the vote on the resolution from which they dissent and not vote their shares in favor of the proposals. A shareholder who does not satisfy these requirements is not entitled to receive payment for their shares.

Please refer to “Appraisal Rights of the Merger” on page 18 for a more comprehensive discussion regarding your dissent rights under Washington law. The full text of Chapter 23B.13 of the Washington Business Corporation Act is included as Exhibit 99.7 to this proxy statement-prospectus.

Pursuant to Article 13 of the Wyoming Business Corporation Act, the holders of our merged company’s common stock will not have dissenters’ appraisal rights in connection with the continuance, as the Wyoming Business Corporation Act does not grant dissent rights to shareholders of a Wyoming company where the company effects a continuance and because, although the continuance will result in an amendment to the merged company’s articles of incorporation, such alteration will not materially and adversely affect the rights of shareholders of our company for any of the reasons specified in Article 13 of the Wyoming Business Corporation Act.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement-prospectus, the proxy and any additional information furnished to our company’s shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We do not presently intend to employ any other party to assist in the solicitation process.

Shareholder Proposals to be Presented at Next Annual Meeting

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders, as applicable. To be eligible for inclusion in our 2009 proxy statement, your proposal must be received by us no later than November 30, 2009, and must otherwise comply with Rule 14a-8 under the Exchange Act. Further, if you would like to nominate a director or bring any other business before the shareholders at the 2009 annual meeting, you must notify us in writing and such notice must be delivered to or received by our president no later than November 30, 2009. While our board of directors will consider shareholder proposals, we reserve the right to omit from our 2009 proxy statement shareholder proposals that are not required to be included under the Exchange Act, including Rule 14a-8 of the Exchange Act.

SUMMARY OF BUSINESS MATTERS TO BE VOTED UPON

This section highlights selected information in this proxy statement-prospectus. The summary may not contain all of the information important to you. To understand our proposals to be voted upon at the meeting, you should read this entire document carefully, including the exhibits filed with this proxy statement-prospectus on Form S-4 that is available to the public at the Securities and Exchange Commission’s website at “www.sec.gov”.

All figures in this proxy statement-prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles.

Note Regarding Forward-Looking Statements

This proxy statement-prospectus includes or is based upon estimates, projections or other “forward-looking statements”. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. Such forward-looking statements are based on the beliefs of our company. When used in this proxy statement-prospectus, the words “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to us, are intended to identify forward-looking statements. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current information and judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined in this proxy statement-prospectus commencing on page 10 under “Risk Factors”. We caution the reader that important factors in some cases have affected and in the future could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”.

PROPOSAL 1: ELECTION OF DIRECTORS

The nominee for election at the meeting to fill the position on our board of directors is J. Stephen Barley. If elected, Mr. Barley will serve as director until the next annual meeting of shareholders, or until his successor is elected and qualified. If Mr. Barley declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate. For further information, please refer to the information set out below under the heading “Directors and Executive Officers” beginning on page 40 of this proxy statement-prospectus.

Our board of directors recommends a vote FOR the nominee: J. Stephen Barley.

PROPOSAL 2: THE MERGER

Our company has signed, and our board of directors has approved, a merger agreement dated April 8, 2009, between our company and our wholly-owned subsidiary, Tuscany Minerals Ltd., a Wyoming corporation (“Tuscany Wyoming”), whereby, subject to the approval of the shareholders of our company and the shareholders of Tuscany Wyoming, and subject to regulatory approval, our company will merge with and into Tuscany Wyoming, with Tuscany Wyoming continuing on as the surviving corporation. In order to consummate the merger, the Washington Business Corporation Act requires that a majority of the shares entitled to vote at the meeting are voted in support of the merger. The full text of the resolution to approve the merger is set out in Appendix A to this proxy statement-prospectus.

We anticipate that as promptly as practicable after obtaining the requisite number of votes of our shareholders at the meeting, our company will cause the merger to be consummated by filing: (i) articles of merger with the Secretary of State of the State of Washington, in such form as required by, and executed in accordance with, the relevant sections of the Washington Business Corporation Act; and (ii) articles of merger with the Secretary of State of the

State of Wyoming, in such form as required by, and executed in accordance with, the relevant sections of the Wyoming Business Corporation Act. It is anticipated that the effective time of the merger will be as soon as practicable after the merger agreement is approved and adopted at the meeting, and all other conditions to the merger have been satisfied or waived, or such other date as our company determines and that is permitted under the respective laws of the State of Washington and the State of Wyoming.

A copy of the proposed form of articles of merger that we intend to file with the Secretary of State of the State of Washington is attached to this proxy statement-prospectus as Exhibit 99.1 and a copy of the proposed form of articles of merger that we intend to file with the Secretary of State of the State of Wyoming is attached to this proxy statement-prospectus as Exhibit 99.2.

Pursuant to the terms of the merger agreement, and upon the effective time of the merger, each share in the capital of our company outstanding immediately prior to the effective time shall be automatically converted into an equal number of shares in the capital of our merged company, Tuscany Wyoming.

At any time before the effective date of the merger, the merger agreement may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of our company or Tuscany Wyoming.

Our board of directors recommends that you vote FOR the merger.

PROPOSAL 3: THE CONTINUANCE

Upon the consummation of the merger, our merged company will seek to change our corporate jurisdiction from the State of Wyoming to the Cayman Islands. Subject to our company obtaining approval from our shareholders holding at least two-thirds, or 66.7%, of shares entitled to be voted at the meeting, the continuance will be effective upon the issuance of a certificate of registration by way of continuation by the Registrar of Companies for the Cayman Islands after making an application for continuance, a copy of the proposed version of which is attached as Exhibit 99.4 to this proxy statement-prospectus, enclosing the appropriate documentation and fee, together with the articles of association and bylaws of our merged company and the revised form of the memorandum of association and articles of association of the continued company, with the Registrar of Companies of the Cayman Islands and upon the acceptance of an application for a certificate of transfer which our merged company intends to file with the Secretary of State of the State of Wyoming. The application requires our company to pay a special toll, or departure tax, for carrying out the continuance which is charged on the net actual value of our merged company’s assets, wherever located. The net actual assets of our company are determined as our total assets less liabilities, not including contingent liabilities, as determined by our company and verified by an auditor in accordance with generally accepted accounting principles. Based upon the calculation of our company’s net actual value as of December 31, 2008, the provisions of the Wyoming Business Corporation Act, require that our company must pay approximately $1,000 in order to obtain a certificate of transfer from the Secretary of State of the State of Wyoming and be permitted to proceed with the continuance. The full text of the resolution to approve the continuance is set out in Appendix A to this proxy statement-prospectus.

Copies of the proposed forms of the memorandum of association and the articles of association that we intend to file with the Registrar of Companies of the Cayman Islands are attached to this proxy statement-prospectus as Exhibits 99.5 and 99.6, respectively, and a copy of the proposed application for a certificate of transfer that we intend to file with the Wyoming Secretary of State of the State is attached to this proxy statement-prospectus as Exhibit 99.3. Upon the effectiveness of the continuance: (i) we will be registered as an exempted company limited by shares under the Companies Law (2007 Revision) of the Cayman Islands and domiciled in the jurisdiction of the Cayman Islands; and (ii) we will be discontinued in the jurisdiction of the State of Wyoming, with our shareholders being subject to the rights and privileges afforded under the Companies Law (2007 Revision) of the Cayman Islands.

Our board of directors recommends that you vote FOR the continuance.

Reasons for the Merger and Continuance

The merger of our company from the State of Washington to the State of Wyoming is necessary as an intermediate step to change our corporate jurisdiction to the Cayman Islands. We believe that the change of jurisdiction to the Cayman Islands will allow us to take advantage of significant business and financial advantages that are not otherwise available under the Washington Business Corporation Act. Accordingly, our board of directors believes that the change of jurisdiction should have a favorable impact on our future business operations.

Factors You Should Consider

The merger and continuance will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same number and type of shares as you currently hold. The continuance will, however, result in changes to your rights and obligations under applicable corporate and/or company laws. In addition, the continuance may have tax consequences for you.

Risk Factors Related to the Proposals

Factors such as possible adverse tax consequences following the continuance may affect your interest in owning shares of our common stock. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement-prospectus beginning on page 10.

How the Continuance Will Affect Your Rights as a Shareholder

You will continue to hold the same shares you now hold following the continuance of our company to the Cayman Islands. Following the continuance, we will be exempt from the proxy rules and our officers, directors and principal shareholders will be exempt from Section 16 of the Securities Exchange Act of 1934, as amended, because we will qualify as a foreign private issuer. In addition, the rights of shareholders under the Washington Business Corporation Act differ in substantive ways from the rights of shareholders under the Companies Law (2007 Revision) of the Cayman Islands. Examples of some of the changes in shareholder rights which will result from the continuance are described under the heading “Material Differences of the Rights of Our Shareholders After the Continuance” beginning on page 21 of this proxy statement-prospectus.

Accounting Treatment of the Merger and Continuance

For United States and Cayman Island accounting purposes, both the merger between our company and Tuscany Wyoming and the continuation of our merged company, by change of our corporate jurisdiction from the State of Wyoming to the Cayman Islands, represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of the surviving corporation based on existing carrying values at the date of the exchange. The historical comparative figures of our company will be those of Tuscany Wyoming upon its registration by way of continuation as an exempt Cayman Islands company limited by shares.

Income Tax Consequences

Some of the transactions described in this proxy statement-prospectus will have United States income tax consequences for our company and our shareholders. Please refer to the discussion commencing on page 28 for more information regarding the tax consequences in regards to the merger and continuance.

EXCHANGE OF STOCK CERTIFICATES

No certificates representing our merged company’s common stock will be prepared or delivered to our shareholders upon consummation of the merger, prior to the continuance. Upon the effectiveness of the continuance, our continued company will mail a letter of transmittal with instructions to each holder of record of our company’s common stock outstanding immediately before the effective time of the merger for use in exchanging certificates formerly representing shares of our company’s common stock for certificates representing shares of our continued company. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from our continued company. See page 27 for a more complete discussion regarding the exchange of stock certificates.

SUMMARY FINANCIAL INFORMATION

The following summary financial information includes balance sheet and statement of operations data from the audited financial statements of our company for the year ended December 31, 2008. The information contained in this table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 35 and the financial statements and accompanying notes included herein.

	For the year ended December 31, 2008 ($)	For the year ended December 31, 2007 ($)
Net (Loss) for the Period	(104,412)	(74,191)
Loss per Share – basic and diluted	(0.01)	(0.01)
Total Assets	659	1,234
Total Liabilities	650,962	547,125
Weighted Average Number of Shares of Common Stock Outstanding	12,538,000	12,538,000
Total Stockholder’s (Deficiency)	(650,303)	(545,891)

DIVIDENDS

No cash dividends have been paid by our company on our common stock. We anticipate that our company’s future earnings will be retained to finance the continuing development of our business. The payment of any future dividends will be at the discretion of our company’s board of directors and will depend upon, among other things, future earnings, any contractual restrictions, the success of business activity, regulatory and company law requirements and the general financial condition of our company.

MARKET PRICE DATA

Our common shares are quoted on the OTC Bulletin Board under the trading symbol “TCAY.OB”. Our shares have been quoted on the OTC Bulletin Board since October 2001. There have been no trades in our shares of common stock since January 1, 2003.

As of April 8, 2009, there were 41 holders of record of our common stock. As of such date, 12,538,000 common shares of our common stock were issued and outstanding.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets out the percentage of outstanding common shares owned by our company’s directors and executive officers that are entitled to vote on each matter properly brought before the meeting. As stated in the table, our directors and executive officers as a group own 64.602%, or 8,125,000 shares, of our common stock out of the 12,538,000 shares of our common stock issued and outstanding as of April 8, 2009. In order to consummate the merger and conduct any other business that may properly be brought before the meeting, other than the vote in regards to the continuance, the Washington Business Corporation Act requires that a majority of the shares entitled to vote at the meeting as of the record date of ________, 2009, are voted in support of such proposals. To consummate the continuance, the Wyoming Business Corporation Act requires that two-thirds, or 66.7%, of the shares entitled to vote at the meeting as of the record date of _______, 2009 are voted in support of the special resolution to approve the continuance. Our directors and executive officers intend to vote their shares in favor of the merger and the continuance.

Name and Address of Beneficial Owner	Position Held With the Company	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Ross Tocher 780-333 Seymour Street Vancouver, BC V6B 5A6	President and Chief Executive Officer	8,100,000	64.6%

J. Stephen Barley 4247 Rockbank Place West Vancouver, BC V7W 1A8	Secretary, Treasurer, Chief Financial Officer and Director	25,000	0.2%
Directors and Executive Officers as a Group (two persons)		8,125,000	64.8%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 8, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. As of April 8, 2009, we had no options or warrants outstanding.

(2)	Percentage based on 12,538,000 shares of common stock outstanding on April 8, 2009.

BOARD OF DIRECTORS

Our board of directors is currently solely comprised of J. Stephen Barley. If re-elected at the meeting, Mr. Barley will continue to serve as director of our merged company upon the consummation of the merger and of our continued company upon the consummation of the continuance.

RISK FACTORS

The common shares of our company are considered speculative. Prospective investors should carefully consider the risk factors set out below.

Risks Relating to the Continuance

Upon the consummation of the continuance, our company will become a Cayman Islands exempted company and because the rights of shareholders under Cayman Islands law differ from those under United States law, you may have fewer protections as a shareholder.

Following the consummation of the continuance, our company’s affairs will be governed by its memorandum of association and articles of association and be subject at all times to the Companies Law (2007 Revision) of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibility of directors under Cayman Islands law are governed by common law principles derived from cases in the Cayman Islands and other commonwealth and common law countries. The rights of shareholders and the fiduciary responsibilities of directors under Cayman Islands law differ somewhat from those established under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities law as compared to the United States which could negatively affect your shareholder rights and protections.

Upon the consummation of the continuance, our company will become a foreign private issuer and will be exempt from certain Securities and Exchange Commission requirements that provide shareholders with certain protections and information that must be made available to shareholders of United States public companies.

Upon the consummation of the continuance, our company will become a foreign private issuer with respect to its SEC filings, which will reduce the reporting requirements we have under the Securities and Exchange Act of 1934, as amended, resulting in fewer costs associated with financial and reporting compliance. For example, we will be exempt from certain provisions applicable to United States public companies, including:

  the rules requiring the filing with the SEC of quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K;

  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

  provisions of Regulation FD aimed at preventing issuers from making selective disclosure of material non-public information; and

  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months.

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Upon the consummation of the continuance, our company may be subject to United States income tax liabilities which may adversely affect our company’s working capital.

Upon the continuance, our company will be deemed to have disposed of all of its property at its fair market value, which may cause net taxable capital gains and income for which our company will incur United States tax liability. In addition, our company will also be subject upon the continuance to a special Wyoming toll or departure tax based on the net actual value of the assets of our company. The net actual value of our assets is determined by the amount of our company’s total assets less liabilities, not including contingent liabilities. Based upon the net actual value of our assets of $(650,303) as of December 31, 2008, our company must pay approximately $1,000 in order to obtain a certificate of transfer from the Wyoming Secretary of State and be permitted to proceed with the continuance.

Upon the consummation of the continuance, our company may continue to be taxed as a United States corporation.

Upon the consummation of the continuance, our company will be taxed as an exempted Cayman Islands company. The American Jobs Creation Act of 2004 includes provisions the effect of which is to treat certain corporations that undergo “inversion transactions” as United States corporations. There is a risk that the Internal Revenue Service would interpret the inversion rules so as to treat our company as a United States corporation after the consummation of the continuance. As a result, our company would continue to be subject to tax on its worldwide income as if it remained a United States corporation.

Upon the consummation of the continuance, our company may be classified as a Passive Foreign Investment Company.

Passive Foreign Investment Company (“PFIC”) rules generally provide for punitive treatment to “U.S. holders” (as defined in the section entitled “U.S. Tax Consequences”) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income. Upon the consummation of the continuance, our company may be classified as a PFIC if it holds the requisite percentage of passive assets, including cash, or earns the requisite percentage of passive income, including interest.. If our company is classified as a PFIC, then U.S. holders could be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of our company’s stock or on a distribution with respect to our company’s stock.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents currently authorize the issuance of 100,000,000 shares of common stock with a par value of $0.001. In the event that the continuation is consummated, our company’s authorized capital will consist of 400,000,000 shares of common stock with a par value of $0.001 and 100,000,000 preferred shares with a par value of $0.001. If we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Risks Related to our Company

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had cash in the amount of $659 and a working capital deficit of $650,303 as of December 31, 2008. We do not have sufficient funds to independently finance the acquisition and development of prospective mineral and oil and gas properties or other non-resource businesses, nor do we have the funds to independently finance our daily operating costs. We do not expect to generate any revenues for the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to locate, acquire and develop a prospective property or non-resource business. Obtaining additional financing is subject to a number of factors, including investor acceptance of any property or non-resource business we may acquire in the future and investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

We do not hold an interest in any business or revenue generating property. From the date of our incorporation, we have primarily focused on the location and acquisition of mineral and oil and gas properties. To date, we have not been as successful as hoped in implementing our business plan. As such, we are now also seeking business opportunities with established business entities for the merger of a target business with our company in non-resource related businesses in order to find the best opportunity for our company to realize value for our shareholders. We have not generated any revenues to date. In order to generate revenues, we will incur substantial expenses in the location, acquisition and development of a prospective property or non-resource business. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

The worldwide macroeconomic downturn may reduce the ability of our company to obtain the financing necessary to continue our business and may reduce the number of viable businesses that we may wish to acquire.

Since 2008, there has been a downturn in general worldwide economic conditions due to many factors, including the effects of the subprime lending and general credit market crises, volatile but generally declining energy costs, slower economic activity, decreased consumer confidence and commodity prices, reduced corporate profits and capital spending, adverse business conditions, increased unemployment and liquidity concerns. In addition, these macroeconomic effects, including the resulting recession in various countries and slowing of the global economy, will likely result in decreased business opportunities as potential target companies face increased financial hardship. Tightening credit and liquidity issues will also result in increased difficulties for our company to raise capital for our continued operations and to consummate a business opportunity with a viable business.

Due to the speculative nature of the exploration of mineral and oil and gas properties and the risks associated with the acquisition of a non-resource business, there is substantial risk that our business will fail.

The business of mineral and oil and gas exploration and development is highly speculative involving substantial risk. There is generally no way to recover any funds expended on a particular property unless reserves are established and unless we can exploit such reserves in an economic manner. We can provide investors with no assurance that any property interest that we may acquire will provide commercially exploitable reserves. Any expenditures by our company in connection with locating, acquiring and developing an interest in a mineral or oil and gas property may not provide or contain commercial quantities of reserves. To date, we have not been as successful as hoped in implementing our business plan. As such, we are now also seeking business opportunities with established business entities for the merger of a target business with our company in non-resource related businesses in order to find the best opportunity for our company to realize value for our shareholders. We anticipate that any new acquisition or business opportunities by our company will require additional financing. There can be no assurance, however, that we will be able to acquire the financing necessary to enable us to pursue our plan of operation. If our company requires additional financing and we are unable to acquire such funds, our business may fail.

Even if we discover commercial reserves, we may not be able to successfully obtain commercial production.

Even if we are successful in acquiring an interest in a property that has proven commercial reserves of minerals or oil and gas, we will require significant additional funds in order to place the property into commercial production. We can provide no assurance to investors that we will be able to obtain the financing necessary to extract such reserves.

If we are unable to hire and retain key personnel, we may not be able to implement our plan of operation and our business may fail.

Our success will be largely dependent on our ability to hire and retain highly qualified personnel. This is particularly true in the highly technical businesses of mineral and oil and gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or we may fail to retain such employees after they are hired. At present, we have not hired any key personnel. Our failure to hire key personnel when needed will have a significant negative effect on our business.

Because our executive officers do not have formal training specific to mineral and oil and gas exploration, there is a higher risk our business will fail.

Our executive officers do not have formal training specific to mineral and oil and gas exploration. While J. Stephen Barley has experience managing a mineral exploration company, he does not have formal training as a geologist. Accordingly, our management may not fully appreciate many of the specific requirements related to working within the mining and oil and gas industry. Our management decisions may not take into account standard engineering or managerial approaches commonly used by such companies. Consequently, our operations, earnings, and ultimate financial success could be negatively affected due to our management’s lack of experience in the industry.

Our executive officers have other business interests, and as a result, may not be willing or able to devote a sufficient amount of time to our business operations, thereby limiting the success of our company.

Ross J. Tocher, our president and chief executive officer, presently spends approximately 15% of his business time on business management services for our company and J. Stephen Barley, our secretary, treasurer, chief financial officer and director, presently spends approximately 15% of his business time on business management services for our company. At present, Mr. Tocher and Mr. Barley spend a reasonable amount of time in pursuit of our company's interests. Due to the time commitments from Mr. Tocher’s and Mr. Barley’s other business interests, however, Mr. Tocher and Mr. Barley may not be able to provide sufficient time to the management of our business in the future and our business may be periodically interrupted or delayed as a result of Mr. Tocher’s and Mr. Barley’s other business interests.

Risks Related to our Common Stock

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for junior mining and oil and gas companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our shareholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

THE MERGER

General Overview of the Merger

The merger agreement provides that, at the effective time of the merger, our company will merge with and into Tuscany Minerals Ltd., or “Tuscany Wyoming”, a Wyoming corporation and a wholly-owned subsidiary of our company, with Tuscany Wyoming as the surviving corporation under the name “Tuscany Minerals Ltd.”.

Tuscany Wyoming was incorporated on October 9, 2008 for the sole purpose of effecting a merger with our company to enable our company to merge into the jurisdiction of the State of Wyoming. Tuscany Wyoming is a non-operating, wholly-owned subsidiary of our company and does not have any assets. In order to consummate the merger, the Washington Business Corporation Act requires that a majority of the shares entitled to vote at the meeting are voted in support of the merger. The full text of the resolution to approve the merger is set out in

Appendix A to this proxy statement-prospectus. Pursuant to a unanimous shareholder’s consent resolution dated April 8, 2009, our company, as sole shareholder of Tuscany Wyoming, approved the merger.

Our company has signed, and our board of directors has approved, the agreement and plan of merger dated April 8, 2009, between our company and Tuscany Wyoming, whereby, subject to shareholder approval of the resolutions contained in this proxy statement-prospectus respecting the merger and the continuance, and subject to regulatory approval, our company will merge with and into Tuscany Wyoming. The merger agreement is included as Exhibit 2.1 to this proxy-statement prospectus.

Pursuant to the terms of the merger agreement, at the effective time of the merger all of the issued and outstanding shares of our company will be automatically converted into shares of Tuscany Wyoming, without any action by our shareholders. All shares owned by our company in Tuscany Wyoming will be cancelled. Each of our company’s shareholders will own the same number and proportion of shares in our merged company, Tuscany Wyoming, after the effective time of the merger.

At any time before the effective date of the merger, the merger agreement may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of our company or of Tuscany Wyoming.

J. Stephen Barley is currently the sole director of our company and of Tuscany Wyoming and will continue to serve as the director of Tuscany Wyoming upon consummation of the merger.

Corporate Law Requirements

In order for our company to carry out the merger, it is necessary for us to comply with certain provisions of the

Washington Business Corporation Act.

The merger is conditional upon our satisfying the quorum requirements set out in our bylaws and the Washington Business Corporation Act and obtaining shareholder approval under the Washington Business Corporation Act with respect to the merger. Our bylaws state that a quorum is satisfied by having the shareholders of at least ten percent of our issued and outstanding common stock present in person or represented by a duly appointed proxy at a meeting of our shareholders. However, the Washington Business Corporation Act requires that a minimum of holders of not less than one-third of our shares entitled to vote be present in person or represented by a duly appointed proxy at a meeting of our shareholders. As such, quorum will be satisfied if holders of not less than one-third of our issued and outstanding common shares are present in person or represented by a duly appointed proxy at the meeting.

The Washington Business Corporation Act permits a corporation to carry out a merger with a foreign corporation if the merger is permitted by the law of the state or county under whose law the foreign corporation is incorporated and each foreign corporation complies with that law in effecting the merger. Further, the merger must be approved by the board of directors and by a majority of the votes cast by our shareholders who are present in person or by proxy and entitled to vote at the meeting. Our company’s bylaws require that notice of the meeting must be sent to our shareholders not less than 10 days and not more than 60 days before the meeting, however the Washington Business Corporation Act requires that notice of a meeting to act on a plan of merger must be sent to all shareholders entitled to vote on the merger no fewer than 20 days and not more than 60 days before the meeting date. As such, we will provide our shareholders with notice of the meeting to consider approval of the merger no fewer than 20 days and not more than 60 days before the meeting.

In order to consummate the merger, our company must also comply with the requirements of the Wyoming Business Corporation Act. The Wyoming Business Corporation Act permits a foreign corporation to merge with and into a Wyoming corporation if the board of directors and the shareholders of each merging company approve the merger agreement which sets out the terms and conditions of the merger. The merger will be permitted with shareholder approval from each merging corporation’s shareholders holding at least a majority of shares of the respective corporation’s common stock entitled to be voted. Tuscany Wyoming is a wholly-owned subsidiary of our company, and pursuant to a unanimous shareholder’s consent resolution dated April 8, 2009, our company approved the merger. After the merger is approved by the shareholders of our company at the meeting, our company intends to deliver articles of merger to the Wyoming Secretary of State and the Washington Secretary of State in order to consummate the merger.

Reasons for the Merger

The merger of our company from the State of Washington to the State of Wyoming is necessary as an intermediate step to change our jurisdiction of incorporation to the Cayman Islands. The Washington Business Corporation Act does not contain provisions allowing for the continuance of a Washington company to another jurisdiction. However, the Washington Business Corporation Act permits our company to merge into another state with shareholder approval from shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting. The Wyoming Business Corporation Act will permit a merger of our company with and into a Wyoming corporation, with the Wyoming corporation as the surviving corporation, with the approval of shareholders holding at least a majority of the Tuscany Wyoming shares entitled to be voted at the meeting. Once our company has merged into the State of Wyoming, the Wyoming Business Corporation Act will permit our merged company, as a Wyoming corporation, to carry out a continuance from the State of Wyoming to the Cayman Islands upon approval from our shareholders holding at least two-thirds, or 66.7%, of the shares entitled to be voted at the meeting.

Description of our Securities Prior to the Proposed Merger and Continuance

The authorized capital of our company consists of 100,000,000 common shares with a par value of $0.001 per share and no preferred shares. Our common stock has dividend and voting rights that are set out in our bylaws. Dividends may be paid subject to the applicable provisions of the Washington Business Corporation Act and the discretion of our board of directors. Dividends may be paid in money, property or stock. The voting rights for the common shares of our company entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors.

Description of our Securities After the Proposed Merger

Upon the consummation of the merger, it is expected that the authorized capital of our merged company will be 400,000,000 common shares with a par value of $0.001 per share and 100,000,000 preferred shares with a par value of $0.001 per share. The rights and restrictions of our merged company’s shares will be governed by the provisions of the Wyoming Business Corporation Act, the articles of merger which we intend to file with the Secretary of State of the State of Washington, attached as Exhibit 99.1 to this proxy statement-prospectus, the articles of merger which we intend to file with the Secretary of State of the State of Wyoming, attached as Exhibit 99.2 to this proxy statement-prospectus, and by Tuscany Wyoming’s bylaws, which are attached as Exhibit 3.5 to this proxy statement-prospectus.

The common stock of our merged company, Tuscany Wyoming, will have dividend and voting rights that are set out in the bylaws attached as Exhibit 3.5 to this proxy statement-prospectus. Dividends may be paid, subject to the applicable provisions of the Wyoming Business Corporation Act and the discretion of our board of directors. The voting rights for the common stock of our merged company will entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors. The common shares of our merged company will not carry any pre-emptive rights, conversion rights, redemption provisions, or sinking fund provisions.

Description of our Securities After the Proposed Continuance

Upon the consummation of the continuance, the authorized share capital of our company will be 400,000,000 common shares with a par value of $0.001 per share and 100,000,000 preferred shares with a par value of $0.001 per share. The rights and restrictions of our continued company’s shares upon consummation of the continuance will be governed by the Companies Law (2007 Revision) of the Cayman Islands and by the memorandum of association and articles of association which we will adopt and file with the Registrar of Companies of the Cayman Islands. The proposed memorandum of association is attached as Exhibit 99.5 and the proposed articles of association are attached as Exhibit 99.6 to this proxy statement-prospectus.

The common stock of our continued company will have dividend and voting rights that are set out in the proposed articles of association of our continued company which are attached to this proxy statement-prospectus as Exhibit 99.7. Dividends may be paid, subject to the applicable provisions of the Companies Law (2007 Revision) and the discretion of our board of directors. The voting rights for the common shares of our continued company will entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors. The common shares of our continued company will not carry any pre-emptive rights, conversion rights or sinking fund provisions. The common shares will carry certain redemption provisions that will allow the continued Cayman Islands company to redeem its shares as further described in the proposed articles of association of the continued company.

Accounting Treatment of the Merger

There will be no impact on our financial statements as a result of the merger, except for the change in the description of our share capital.

What our Shareholders Will Receive in the Merger

Pursuant to the terms of the merger agreement, at the effective time of the merger all of the issued and outstanding shares of our company will be automatically converted into shares of Tuscany Wyoming, without any action by our shareholders. All shares owned by our company in Tuscany Wyoming will be cancelled. Each of our company’s shareholders will own the same number and proportion of shares in our merged company after the effective time of the merger.

Certain Terms of the Merger Agreement

A summary of the material terms of the merger agreement is set forth below. The following description of the merger agreement is qualified in its entirety by the full text of the merger agreement, which is attached as Exhibit 2.1 to this proxy statement-prospectus.

Effective Time of the Merger

The merger agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to effecting the merger, the parties shall cause the merger to be consummated by (i) filing articles of merger with the Washington Secretary of State in such form and as required by, and executed in accordance with, the relevant provisions of the Washington Business Corporation Act, and (ii) filing articles of merger with the Wyoming Secretary of State in such form and as required by, and executed in accordance with, the relevant provisions of the Wyoming Business Corporation Act. It is anticipated that the effective time of the merger will be as soon as practicable after the merger agreement is approved and adopted at the meeting, and all other conditions to the merger have been satisfied or waived.

Manner and Basis of Converting Shares of our Company’s Common Stock

At the effective time of the merger, by virtue of the merger and without any action on the part of any holder of our common stock, each share of our company’s common stock that is issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into a share of our merged company, Tuscany Wyoming. At the effective time of the merger, by virtue of the merger and without any action on the part of our company as sole shareholder of Tuscany Wyoming, each share of Tuscany Wyoming that is issued and outstanding prior to the effective time of the merger shall be cancelled.

Effect of Merger

Upon the consummation of the merger, our company will cease to exist as a Washington corporation and the surviving corporation, Tuscany Wyoming, will succeed to all of the assets, rights, powers, privileges, debts and obligations of our company.

Termination

The merger agreement may be terminated and the merger and the other transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger by mutual written agreement of our company and Tuscany Wyoming, notwithstanding any approval of the merger agreement or the merger by our shareholders. If the merger agreement is terminated, the merger agreement will become void and of no effect. We anticipate terminating the merger agreement if the proposed continuance of our company to the Cayman Islands is not approved by our shareholders at the meeting.

Appraisal Rights of the Merger

Pursuant to Chapter 23B.13 of the Washington Business Corporation Act, the holders of our company’s common stock are entitled to dissent from, and obtain payment for the fair value of their shares in the event of consummation of a plan of merger to which our company is a party if shareholder approval is required for the merger and the shareholder is entitled to vote on the merger. In order to exercise this right a shareholder must (i) deliver to our company, before the vote is taken, notice of such shareholder’s intent to demand payment for their shares if the proposed merger is effected; and (ii) not vote such shares in favor of the proposed action at the meeting. The right of a dissenting shareholder to obtain payment of the fair value of their shares shall terminate upon the occurrence of any one of the following events: (i) the proposed merger is abandoned or rescinded; (ii) a court having jurisdiction permanently enjoins or sets aside the merger; or (iii) the shareholder’s demand for payment is withdrawn with the written consent of our company. The full text of Chapter 23B.13 of the Washington Business Corporation Act pertaining to dissenters’ rights is attached as Exhibit 99.7 to this proxy statement-prospectus.

Although Article 13 of the Wyoming Business Corporation Act grants dissent rights to shareholders who dissent from the consummation of a merger if shareholder approval is required for the merger, Tuscany Wyoming is a wholly-owned subsidiary of our company and our company has signed a shareholder’s consent resolution dated April 8, 2009, voting in favor of the merger.

Our board of directors recommends that
you vote FOR the merger.

THE CONTINUANCE

General Overview of the Continuance

Upon consummation of the merger, we will seek to change the domicile of our merged company from the State of Wyoming to the Cayman Islands by means of a process called a “transfer” under the Wyoming Business Corporation Act and a “continuation” under the Companies Law (2007 Revision) of the Cayman Islands. The continuance will be effective upon the issuance of a certificate of registration by way of continuation by the Registrar of Companies for the Cayman Islands after the filing of an application for continuance, enclosing the appropriate documentation and fee, the articles of association and bylaws of our merged company together with the adopted memorandum of association and adopted articles of association of the continued company with the Registrar of Companies of the Cayman Islands and the issuance of a certificate of transfer from the Secretary of State of the State of Wyoming. The certificate of transfer will be issued to our merged company after our company has paid the requisite departure tax and provided proof that the requisite shareholder approval was obtained in support of the continuance. Upon the effectiveness of the continuance, our company will: (i) thereafter be deemed to be a Cayman Islands exempted company as if we had been incorporated as an exempted company under the Companies Law (2007 Revision) in that jurisdiction; (ii) be discontinued in the jurisdiction of the State of Wyoming, with our shareholders being subject to the rights and privileges afforded under the Companies Law (2007 Revision) of the Cayman Islands; and (iii) register an aggregate of 12,538,000 shares of common stock of our continued company to our shareholders.

An exempted company is governed by Part VII of the Companies Law (2007 Revision) and must conduct operations mainly outside the Cayman Islands. As the name implies, an exempted company is exempt from certain provisions of the Companies Law (2007 Revision), such as the requirement to hold an ordinary general meeting of members (shareholders) at least once annually at the company’s registered office or at such other place as the company may determine. In addition, the company intends to apply for and expects to receive, an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the Tax Concessions Law (1999 Revision) of the Cayman Islands that for a period of twenty years from the date of the grant of the undertaking, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations will apply to the company or its operations, and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable on or in respect of the shares, debentures or other obligations of the company, or by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (1999 Revision).

Our board of directors is currently solely comprised of J. Stephen Barley. Mr. Barley will continue to serve as director of our continued company.

Corporate and Company Law Requirements

In order for our merged company to carry out the continuance following the merger, it is necessary for us to comply with the provisions of the Wyoming Business Corporation Act and the Companies Law (2007 Revision) of the Cayman Islands.

The continuance is conditional upon us satisfying the quorum requirements as set out in the proposed bylaws of our merged company and the shareholder approval requirements for a resolution to effect the continuance as required under the Wyoming Business Corporation Act. The bylaws of our merged company state that a quorum is satisfied by having shareholders of our merged company who are entitled to vote, or duly appointed proxies or representatives for absent shareholders so entitled, present at the meeting who collectively own at least one-third, or 33.3%, of our common stock.

The Wyoming Business Corporation Act permits a company to carry out a transfer from the State of Wyoming into another jurisdiction with shareholder approval from shareholders holding at least two-thirds, or 66.7%, of shares of our common stock entitled to be voted at the meeting. The bylaws of our merged company and the Wyoming Business Corporation Act require that notice of the meeting must be sent to our shareholders not less than 10 days and not more than 60 days before the meeting. The full text of the resolution to approve the continuance is set out in Appendix A to this proxy statement-prospectus.

In addition, a company which seeks to transfer from the State of Wyoming must pay a special toll or departure tax charged under Section 1720(e) of the Wyoming Business Corporation Act. The special toll is charged on the net actual value of our merged company’s assets wherever located. The net actual assets of our company are determined as the total assets less liabilities, not including contingent liabilities, as determined by our company and verified by an auditor in accordance with generally accepted accounting principles. Based upon the calculation of our company’s net actual value of assets of $(650,303) as of December 31, 2008, the provisions of the Wyoming Business Corporations Act require that our company pay approximately $1,000 in order to obtain a certificate of transfer from the Wyoming Secretary of State and be permitted to proceed with the continuance.

Upon receiving an application for a certificate of transfer from our merged company, proof of payment of the special toll tax and proof that a resolution to effect the continuance was approved by at least two-thirds, or 66.7%, of both our company’s and Tuscany Wyoming’s shareholders, we anticipate that the Wyoming Secretary of State will issue a certificate of transfer to our company, certifying that our merged company has ceased to exist as a company under the jurisdiction of the State of Wyoming. Upon the date shown on the certificate of transfer and provided that our company satisfies the requirements of the Companies Law (2007 Revision) of the Cayman Islands as set out below, our company will become a Cayman Islands exempted company.

As we are proposing to continue into the jurisdiction of the Cayman Islands, we must also comply with the applicable provisions of the Companies Law (2007 Revision) of the Cayman Islands in order to successfully complete the continuance. A company is permitted to continue from a foreign jurisdiction into the jurisdiction of the Cayman Islands upon the filing of an application package that includes, but is not limited to, confirmation that: the company is currently existing in a jurisdiction whose laws permit or do not prohibit the transfer of the company into the Cayman Islands; the current bylaws expressly permit the transfer by way of continuance; and that the transfer is approved in accordance with the current memorandum of association and current articles of association, as well as provision of the appropriate fee, a director’s affidavit and/or a voluntary declaration and our merged company’s charter documents, together with proof that the company has obtained the requisite level of shareholder approval in the jurisdiction that the company is seeking to transfer from. The Registrar of Companies of the Cayman Islands will register our merged company as a Cayman Islands exempted company by way of continuation provided that (i) the company is constituted in a form or substantially a form which could have been incorporated as an exempted company limited by shares under the Companies Law (2007 Revision); (ii) the company has met all requisite requirements to be registered by way of continuation as an exempted company in the Cayman Islands; and (iii) the

Registrar of Companies is not aware of any other reason why it would be against the public interest to register the company.

Upon registration, the Registrar will issue our company a certificate of registration by way of continuation confirming that our company is registered by way of continuation as an exempted company and specifying the date of registration. Upon the consummation of the continuance, our company will: (i) thereafter become a Cayman Islands exempted company as if we had been incorporated as an exempted company under the Companies Law (2007 Revision) in the Cayman Islands; and (ii) be discontinued in the jurisdiction of the State of Wyoming with our shareholders being subject to the rights and privileges afforded under the Companies Law (2007 Revision) of the Cayman Islands. Please refer to the section entitled “Material Differences of the Rights of our Shareholders After the Continuance”, commencing on page 21, for information regarding the differences of your shareholder rights before and after the continuance.

Upon the continuance being approved by the Secretary of State of the State of Wyoming and the Registrar of Companies of the Cayman Islands, no other regulatory approvals will be necessary for consummation of the continuance, other than compliance with applicable securities laws.

Shares Being Registered

At the date of this proxy statement-prospectus, there were 12,538,000 shares of our common stock issued and outstanding. This proxy statement-prospectus relates to the 12,538,000 common shares of our company that, upon approval of the special resolution at the meeting and the completion of the necessary procedures under the Wyoming Business Corporation Act and the Companies Law (2007 Revision), will be registered as common shares of our continued company.

Reasons and Recommendation for the Continuance

Our board of directors believes that the change in our corporate jurisdiction to the Cayman Islands will allow our company to take advantage of significant business and financial advantages that are not otherwise available under the Washington Business Corporation Act. Accordingly, the board of directors believes that the merger and continuance should have a favorable impact on our company’s future business operations for the following reasons:

(1)	an enhanced ability to compete with non-United States entities;

(2)	an enhanced ability to pursue business combinations with non-United States entities, including Cayman Islands companies;

(3)	an expansion of our company’s investor base as our shares may become more attractive to non- United States investors; and

(4)

our company will be able to reduce or eliminate the administrative burden and expense necessary to comply with United States tax laws with respect to our worldwide income. We expect that our company will not have significant operations in the United States. As a result of the merger and continuance, our company will be subject to income taxes in the jurisdictions in which we carry on business. The merger and continuance should permit our company to reduce or eliminate the burden and expense of having to report for United States tax purposes the portion of our operations conducted outside the United States and the portion of our income from United States sources which is not subject to withholding taxes.

In addition to the potential benefits described above, the continuance will impose some moderate costs on our company and will expose us and our shareholders to some risk in terms of potentially greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our continued company following the consummation of the continuance. Please see the section entitled “Risk Factors” commencing on page 10 for a more comprehensive discussion regarding the risk factors of the continuance. There are also differences between the laws of the State of Washington and the laws of the Cayman Islands. Please see the section entitled “Material Differences of the Rights of our Shareholders After the Continuance” commencing on page 21 for a more comprehensive discussion of our shareholders’ rights before and after the proposed continuance.

Regardless of the risks and costs associated with the continuance, the board of directors has determined that the potential advantages of the continuance outweigh the risks and costs.

Although our board of directors evaluated variations in the basic structure of the continuance, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our continued company as a Cayman Islands exempted company is the best structure to provide the advantages which our company is seeking without substantial operational or financial risks. Consequently, our board of directors did not consider any alternatives to the continuance. No assurance can be given, however, that the anticipated benefits of the continuance will be realized.

Material Differences of the Rights of our Shareholders After the Continuance

After the continuance, shareholders of our company will become subject to the Companies Law (2007 Revision) of the Cayman Islands and the memorandum of association and articles of association of our continued Cayman Islands exempted company, Tuscany Minerals Ltd.

The principal attributes of our common stock after the consummation of the continuation will be similar. However, there are differences between rights of our shareholders under Washington law and Cayman Islands law, which is modeled on the laws of England and Wales. In addition, there are differences between our current articles of incorporation and bylaws and what will be our memorandum of association and articles of association after the continuance is consummated. The following discussion is a summary of material changes in your rights resulting from the continuation. This summary is not complete and does not cover all of the differences between Cayman Islands law and Washington law affecting companies and their shareholders, or all of the differences between our current articles of incorporation and bylaws and what will be our memorandum of association and articles of association after consummation of the continuance. We believe that this summary is accurate. It is however subject to the complete text of the relevant provisions of the Companies Law (2007 Revision) of the Cayman Islands and the

Washington Business Corporation Act.

Vote on Extraordinary Corporate Transactions

Under the Washington Business Corporation Act, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. A sale, lease or exchange of all or substantially all the property and assets of a corporation requires the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, and an amendment to the certificate of incorporation of a corporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

Unlike Washington law, the Companies Law (2007 Revision) of the Cayman Islands does not include a statutory merger procedure. It does however provide for a procedure known as a “scheme of arrangement”. Under the Companies Law (2007 Revision), an arrangement includes a merger, take-over, acquisition, purchase or otherwise whereby the allotting company acquires a controlling interest in the company whose shares it acquires or cancels. A scheme of arrangement requires the consent of the Cayman Islands exempted company, the consent of the Cayman Islands court and approval by holders of affected shares: (a) representing a majority in number of the shareholders (or class of shareholders) present at the meeting held to consider the arrangement and (b) holding at least 75% of all the affected shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all of the necessary consents, all affected shareholders would be compelled to sell their shares under the terms of the scheme of arrangement.

In addition, Cayman companies may be acquired by other corporations by the direct acquisition of the share capital of such Cayman company. The Companies Law (2007 Revision) provides that when an offer is made for ordinary shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those shares accept, the offeror may, for two months after that four-month period, require the remaining ordinary shareholders to transfer their ordinary shares on the same terms as the original offer. However, a Cayman Islands exempted company could acquire a United States company through the use of a subsidiary.

Bylaw and Memorandum of Association Amendments

Under the Washington Business Corporation Act, a company’s charter documents are referred to as articles and bylaws, whereas under the Companies Law (2007 Revision) of the Cayman Islands such documents are referred to as the memorandum of association and the articles of association. Under the Washington Business Corporation Act, after a corporation has received payment for any of its stock and where authorized by the certificate of incorporation, the directors may adopt, amend or repeal the bylaws. Washington law allows the board of directors to make limited changes to the bylaws without shareholder action, including changing the number of authorized shares when there is only one class outstanding.

Under Cayman Island law, objects of the company set out in the memorandum of association may be amended by special resolution, subject to the provisions of the Companies Law (2007 Revision). Subject to the provisions of the Companies Law (2007 Revision) and subject to any restrictions of a company’s memorandum and articles of association, a company may, by special resolution, alter or add to its articles. A special resolution requires approval by at least two thirds, or 66.7%, of the shareholders voting in person or by valid proxy at a meeting of the company. The articles of association of the continued company will also provide that a special resolution includes a unanimous written resolution of all members entitled to vote that is expressed to be a special resolution.

Removal of Directors

Directors generally may be removed, with or without cause, under the Washington Business Corporation Act by holders of a majority of shares then entitled to vote at an election of directors.

There is no provision in the general sections of the Companies Law (2007 Revision) of the Cayman Islands for the removal of directors. The articles of association of an exempted Cayman Islands company may adopt all or any of the regulations contained in Table A in the First Schedule to the Companies Law (2007 Revision), however, our continued company will not adopt Table A and will instead specify in its articles of association that the first director(s) shall be appointed in writing by the shareholders of the company. There is no age limit for directors of the company. The shareholding qualification for directors may be fixed by ordinary resolution and unless and until so fixed, no shareholding qualification shall be required. The company may, by special resolution passed in accordance with the provisions of the adopted articles of association relating to increased majorities and quorums, remove a director from office and may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The directors may appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. The office of a director shall be vacated if: he becomes prohibited by law from being a director; he becomes bankrupt or makes any arrangement or composition with his creditors generally; he dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; he resigns his office by notice to the company; he has for more than six (6) consecutive months been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during such period attended any such meetings instead of him, and the directors resolve that his office be vacated; or he is removed from office by notice addressed to him at his last known address and signed by all his co-directors. A special resolution requires approval by at least two thirds, or 66.7%, of the votes cast by shareholders who voted in respect of such resolution and an ordinary resolution requires the approval of at least a majority of the votes cast by shareholders who voted in respect of such resolution.

Quorum of Shareholders

Under the Washington Business Corporation Act, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of shares entitled to vote at the meeting.

There is no provision in the general sections of the Companies Law (2007 Revision) of the Cayman Islands determining the necessary number of votes to constitute a quorum. The company will specify in its articles of association that one or more members holding in the aggregate not less than one-third of the voting shares present in person or by proxy and entitled to vote on the business to be considered at the meeting shall be a quorum for the purposes of a general meeting.

Notice and Call of Shareholder Meetings

Under the Washington Business Corporation Act, unless the articles of incorporation or bylaws authorize additional persons, only the board of directors may call a special shareholders’ meeting. Additionally, written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting (provided that a minimum of 20 days notice is required for a merger).

The Companies Law (2007 Revision) of the Cayman Islands provides that in default of any regulations as to summoning general meetings, a meeting shall be held to be duly summoned if five days’ notice has been served on every member; and in default of any regulations as to the persons to summon meetings, three members shall be competent to summon a meeting. The company will specify in its articles of association that at least seven (7) clear days’ notice specifying the place, the day and the hour of each general meeting and the general nature of the business to be transacted thereat shall be given. The company will not have an annual general meeting requirement in its articles of association. The articles of association will specify that the directors may, whenever they think fit, convene a general meeting of the company. If at any time there are not sufficient directors capable of acting to form a quorum, any director or any one or more members holding in the aggregate not less than one-half of the par value of the company entitled to vote on the business to be considered at the meeting may convene a general meeting, in the same manner as nearly as possible as that in which meetings may be convened by the directors.

Shareholder Written Consent in Lieu of Meeting

Under the Washington Business Corporation Act, shareholders of a public company may only act by written consent without a meeting if the action is taken by all shareholders entitled to vote on the action and all shareholders execute a written consent providing for such action.

The Companies Law (2007 Revision) of the Cayman Islands does not contain comparable provisions regarding shareholder written consent in lieu of a meeting. The articles of association will provide that a special resolution includes a unanimous written resolution of all Members entitled to vote expressed to be a special resolution.

Appraisal Rights

The Washington Business Corporation Act grants appraisal rights in the event of any of the following corporate actions:

(a)

consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b)	consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)

consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d)

an amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

(e)

any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares, provided that all other provisions and requirements of Chapter 23B.13 RCW of the Washington Business Corporation Act are complied with.

The Companies Law (2007 Revision) of the Cayman Islands does not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman company, a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. A court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

Shareholder Register

A Washington corporation’s shareholders’ list showing the names, addresses and the number of shares registered in the name of each shareholder may be inspected by shareholders of record for any purpose beginning 10 days prior to a shareholders’ meeting at the corporation’s principal office. The shareholders’ list may otherwise be inspected by shareholders of record if the shareholder’s demand is made in good faith and for a proper purpose and the record is directly connected with the shareholder’s purpose.

Under the Companies Law (2007 Revision) of the Cayman Islands, the register of members shall contain the names and addresses of the members of the company, a statement of the shares held by each member and the amount paid or agreed to be considered as paid therefor, the date on which any person was entered on the register as a member and the date on which any person ceased to be a member. If shares of an exempted company are issued to bearer, there shall only be entered in the register particulars of the date of issue of the shares, distinguishing each share by number, the name of the custodian of the bearer shares and the fact that a certificate in respect thereof was issued to a bearer. The register of members will be held at the registered office of the company. It is not required to be filed with the Registrar of Companies and is not available generally for public nor shareholder inspection.

Pre-Emptive Rights

The Washington Business Corporation Act provides that unless the articles of incorporation provide otherwise (which our company’s articles do not), the shareholders of a corporation have a pre-emptive right, to be granted on uniform terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation’s unissued shares upon the decision of the board of directors to issue them. Shareholder must also be provided a fair and reasonable opportunity to exercise the right. However, there are no pre-emptive rights with respect to:

(a)	shares issued as compensation to directors, officers, agents, or employees of the corporation, or its subsidiaries or affiliates;

(b)	shares issued to satisfy conversion or option rights created to provide compensation to directors, officers, agents, or employees of the corporation, or its subsidiaries or affiliates;

(c)	shares issued pursuant to the corporation's initial plan of financing; and

(d)	shares sold otherwise than for money.

The Companies Law (2007 Revision) of the Cayman Islands does not contain comparable provisions regarding preemptive rights. The articles of association for the continued company will not have pre-emptive rights.

Inspection of Books and Records

Under the Washington Business Corporation Act, any shareholder is entitled to inspect and copy records of the corporation as described in Section 16.020 of the Act upon giving the corporation at least five business days notice.

Members of a Cayman Islands company have no general rights to inspect or obtain copies of the register of members or corporate records of a company (other than the register of mortgages and charges). A shareholder may obtain a copy of the memorandum of association and the articles of association of the company on payment of such reasonable sum, not exceeding one dollar for each copy, as may be fixed by any rule of the company and such copy shall be given by the registered office of the company, which may require payment for the release of documentation.

Dividends and Distributions

The Washington Business Corporation Act permits the board of directors to authorize and a corporation to make, subject to restriction by the articles of incorporation, distributions to shareholders so long as a distribution will not cause the corporation to be unable to pay its liabilities as they become due in the usual course of business, and the corporation’s total assets will not be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

There is no provision in the general sections of the Companies Law (2007 Revision) of the Cayman Islands concerning dividends or distributions. The company will specify in its articles of association that the directors may from time to time declare dividends on the shares of any class or sub-class provided that no such dividend shall be paid otherwise than out of the assets of the company relating to such class or sub-class legally available for distribution by way of dividend. No dividend shall be paid from the share premium account, unless immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay the debts of the company as they fall due in the ordinary course of business. The directors may, before paying any dividend on any class or sub-class of shares, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company (in which case the directors shall not be bound to keep such sums separate from the company’s other assets) or be invested in such investments as the directors may from time to time think fit (in which case the directors may from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the company as they think fit).

Any dividend or other moneys payable on or in respect of a share of a Cayman Islands company may be paid by wire transfer to such bank account as the holder or other person entitled thereto may in writing direct, or by cheque or warrant sent by post to the registered address of the person entitled or, if two (2) or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one (1) of those persons who is first named in the Register or to such person and to such address or bank account as the person or persons entitled may in writing direct. Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. The directors may declare that any dividend on any class or sub-class is paid wholly or partly by the distribution of specific assets attributable to the relevant record and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share. Any dividend which cannot be paid to a member and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the directors, be paid into a separate account in the company’s name, provided that the company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the member. Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the company.

Director Qualifications and Number

There is no residency requirement for directors under either the Washington Business Corporation Act or the

Companies Law (2007 Revision) of the Cayman Islands.

The Washington Business Corporation Act provides that the number of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The articles of incorporation or bylaws may prescribe qualifications for directors.

There are no provisions in the general sections of the Companies Law (2007 Revision) of the Cayman Islands regarding the number or qualifications of directors. The company will specify in its articles of association the articles noted in the above section entitled “Removal of Directors”.

Director Liability

The Washington Business Corporation Act permits the articles of incorporation of a Washington corporation to contain provisions limiting the personal liability of a director to a corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Law (2007 Revision) has no equivalent provisions regarding the limitation of directors’ liability however Cayman Islands law will not allow the limitation of a director’s liability for his or her own fraud, willful neglect or willful default.

Indemnification of Officers, Directors and Others

Under the Washington Business Corporation Act, a corporation is authorized to indemnify its directors, officers, employees and agents against all reasonable expenses (including counsel fees) provided that such individual or indemnitee acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable grounds to believe his or her conduct was unlawful. No indemnification may be paid in connection with a proceeding by or in the right of the corporation in which the indemnitee was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the indemnitee, whether or not involving action in the indemnitee’s official capacity, in which the indemnitee was adjudged liable on the basis that personal benefit was improperly received by the indemnitee.

The Washington Business Corporation Act contemplates that the determination of whether the indemnitee is entitled to indemnification is to be made in the specific case by: (a) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel selected as provided in the legislation; or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Under the Washington Business Corporation Act, there is a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in defense of any proceeding to which the indemnitee was a party because of being a director, officer, employer or agent of the corporation against reasonable expenses incurred by the indemnitee in connection with the proceeding. The legislation allows for the advance payment of an indemnitee’s expenses prior to the final disposition of a proceeding, provided that the director (i) furnishes the corporation a written affirmation of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct described in Section 08.510 of the legislation; and (ii) undertakes to repay any such amount advanced if it is later determined that the indemnitee did not meet such standard of conduct.

The Washington Business Corporation Act permits a corporation to maintain insurance on behalf of an indemnitee against any liability asserted against such indemnitee by reason of his or her having been a director or officer. In addition, the Washington Business Corporation Act provides that the indemnification rights provided by the provisions described above are not exclusive of any rights to indemnification or advancement of expenses to which such indemnitee may be entitled to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, a general or specific action of its board of directors or by contract.

The Companies Law (2007 Revision) of the Cayman Islands does not contain comparable indemnification provisions. The articles of association will provide that every director (including for the purposes of the articles, any alternate director appointed pursuant to the provisions of the articles), managing director, agent, secretary, or other officer for the time being and from time to time of the company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him otherwise than by reason of his own gross negligence or wilful default in or about the conduct of the company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Islands or elsewhere. The administrator, the investment manager and any other agent which the company has appointed shall be entitled to such indemnity from the company under such terms and subject to such conditions and exceptions and with such entitlement to have recourse to the assets of the company with a view to meeting and discharging the cost thereof as shall be specified in the relevant contract or instrument appointing such agent. No such director, alternate director, managing director, agent, secretary, or other officer of the company and the personal representatives of the same shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the company, (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity, (iii) for any loss on account of defect of title to any property of the company, (iv) on account of the insufficiency of any security in or upon which any money of the company shall be invested, (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the company’s property may be deposited or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto unless the same shall happen through his own gross negligence or wilful default. The directors may exercise all the powers of the company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director, secretary or auditor of the company indemnifying him against any liability which may lawfully be insured against by the company.

Exchange of Securities

Upon the consummation of the continuance, and without any action on the part of any holder of our common shares, each share of our common stock that is issued and outstanding immediately prior to the continuance shall be converted into and exchanged for the right to receive one share in the capital of our continued company.

The shares of our continued company exchanged for the shares of our company will be freely tradable shares, to the extent legally permissible and in accordance with the rules and regulations of the Securities and Exchange Commission.

As soon as practicable following the consummation of the continuance, our continued company will mail to each record holder of our common stock immediately prior to the consummation of the merger a letter of transmittal and other information advising such holder of the consummation of the continuance. The letter of transmittal will also be used to exchange our company’s common stock certificates for certificates representing common stock of our continued company.

Shares Being Registered

At the date of this proxy statement-prospectus, there were 12,538,000 shares of our common stock issued and outstanding. This proxy statement-prospectus relates to the 12,538,000 shares of our common stock that, upon approval of the resolution at the meeting and the completion of the necessary procedures under the Wyoming Business Corporation Act and Companies Law (2007 Revision), will be issued and registered as common shares of Tuscany Minerals Ltd., a Cayman Islands exempted company.

Certain United States Federal Securities Law Consequences

All shares of common stock of our continued company received by our shareholders pursuant to the continuance will be freely transferable, except that shares of our continued company received by persons who are deemed to be “affiliates” (as defined under the Securities Act of 1933, as amended), of our company prior to the continuance may be resold by them only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of our company generally include individuals or entities that control, are controlled by, or are under common control with, our company and may include certain officers and directors of such persons as well as principal shareholders of such persons.

Our company is a reporting company under the Securities Exchange Act of 1934, as amended, and is required to file an annual report under Form 10-K to provide a comprehensive overview of our company’s business. Upon consummation of the continuance, our company will be deemed to be a foreign private issuer as defined in Rule 3b-4(c) under the Exchange Act, and will be required to file annual reports on Form 20-F instead of Form 10-K. In addition, our continued company will no longer be required to file quarterly reports on Form 10-Q.

Material United States Federal Income Tax Consequences of the Continuance

The following discussion is a general summary of the material federal income tax consequences of the merger and continuance to our company and to “U.S. holders” (as defined below). It does not purport to be a complete analysis of all the potential tax effects. This discussion has been prepared by Peterson Sullivan LLP, acting as our United States tax advisors in connection with the merger and continuance. This discussion does not constitute a formal opinion, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. The discussion was not written and is not intended to be used, and cannot be used, by any person for the avoidance of any penalties with respect to taxes that may be imposed on such person.

The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service or the courts. No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax treatment of the merger and continuance. If any of the conclusions stated herein prove to be incorrect, the result could be increased taxation to our company and/or our shareholders, thus reducing the benefit to our shareholders and our company from the merger and continuance.

This discussion applies to our company and to shareholders who are “U.S. holders” that own common shares of our company. “U.S. holders” are beneficial owners of common shares of our company and include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes) organized under the laws of the United States or any State thereof or the District of Columbia, U.S. trusts and U.S. estates.

This discussion does not address all U.S. federal income tax consequences that may be relevant to the particular circumstances of a shareholder, nor to shareholders with a special status, including brokers, dealers, traders in securities, banks, mutual funds, life insurance companies, financing companies, or other financial institutions, tax exempt organizations, real estate investment trusts, regulated investment companies, qualified retirement plans, individual retirement arrangements, partnerships, S Corporations, or other “pass-through” entities, an investor in a partnership, S Corporation, or other “pass-through” entity, or a person whose functional currency is not the U.S. dollar. Any such special status shareholders and any U.S. shareholders who own interests indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. shareholders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

The American Jobs Creation Act of 2004 includes provisions the effect of which is to treat certain corporations that undergo “inversion transactions” as United States corporations. Inversion rules are aimed at what are considered potentially abusive offshore movements (“expatriation transactions”) of certain U.S. corporations. Under the inversion rules, a foreign corporation may be treated as a U.S, corporation when (a) the foreign corporation directly or indirectly acquires substantially all of the properties of a domestic corporation, (b) former shareholders of the domestic corporation own 80% or more, by vote or value, of the stock of the foreign corporation, and (c) after the acquisition, the foreign corporation and companies connected to it do not have substantial business activities in the foreign country where the foreign corporation is created or organized when compared to the total business activities of those corporations. If conditions (a) and (c) above were to apply, but former shareholders of the domestic corporation own, by vote or value, 60% or more, but less than 80% of the stock of the foreign corporation, then the foreign corporation would not be treated as a United States corporation. However, any “inversion gain” would be taxable in full at the maximum corporate tax rate, without being offset by losses, credits or other tax attributes; furthermore, for ten years after the expatriation transaction is completed, an expatriated entity's gain on transfers or licenses to the foreign company or a foreign related person would be taxable without offset, with an exception for inventory and like property. This discussion is based on the assumption that these provisions would not apply to the proposed merger and continuance. However, there can be no assurance that the inversion rules would not apply to the proposed merger and continuance.

Consequences to the Company

The merger and continuance will constitute a taxable transaction under United States federal income tax laws. Our company will be treated as though we had transferred our assets from a U.S. corporation to a Cayman Islands corporation. Our company will recognize gain or loss on any assets we hold as if such assets were sold at their fair market value. The amount of such gain or loss will equal the difference between our company’s adjusted tax basis for each asset and the asset’s fair market value on the date of the merger and continuance. It is anticipated that our company will not incur any material tax liability from the merger and continuance.

Consequences to Shareholders

In general, a U.S. holder’s exchange of our company’s stock pursuant to the merger and continuance will be treated as a non-taxable exchange for United States federal income tax purposes. U.S. holders will recognize no gain or loss on the exchange of our company’s stock for the stock in the new Cayman Islands corporation. A U.S. holder’s tax basis and holding period in the shares of stock received of the Cayman Islands corporation will be the same as such U.S. holder’s tax basis and holding period of the shares of our company’s stock that the U.S. holder currently owns.

Taxation of Non-United States Shareholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the United States and non-United States tax consequences of the merger and continuance.

Back-Up Withholding

Unless a shareholder complies with certain reporting and/or Form W-9 certification procedures, provides a certificate of foreign status, or is an exempt recipient under applicable provisions of the Internal Revenue Code of 1986, as amended, and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received under the liquidation. The back-up withholding tax is imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a shareholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the shareholder’s United States federal income tax liability.

Passive Foreign Investment Company Considerations

Upon consummation of the merger and continuance, our company will be an exempted Cayman Islands corporation. The Internal Revenue Code contains Passive Foreign Investment Company (“PFIC”) rules which apply to certain foreign corporations. These rules provide generally that if 75% or more of a foreign corporation’s gross income for the taxable year or 50% or more of the average percentage of assets held by such corporation during the taxable year produces passive income or are held for the production of passive income, then such foreign corporation is a PFIC. Once an entity is classified as a PFIC, it continues to be classified as a PFIC for all future years unless it makes certain elections. U.S. holders of a PFIC are required to pay certain additional taxes plus an interest charge on the sale or exchange of stock in a PFIC or upon the receipt or distribution from a PFIC.

U.S. holders may, in certain circumstances, elect to have a PFIC taxed as a “Qualified Electing Fund” (“QEF”). U.S. holders of a QEF may avoid the PFIC tax and interest charge discussed above, but are required to include in their income currently their pro rata share of the PFIC’s income.

U.S. holders should consult their tax advisors regarding the possible applicability of the PFIC rules to their ownership of our company's stock after consummation of the merger and continuance.

Certain State and Local Income Tax Consequences to Shareholders

Our shareholders may also be subject to liability for state and local taxes with respect to the receipt of common stock of our continued company. State and local tax laws may differ in various respects from Federal income tax law.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal or tax advice to any shareholder and does not address all aspects of taxation that may be relevant to the individual circumstances of any particular shareholder. Because individual circumstances may differ, each beneficial holder of shares of our company should consult such beneficial holder’s own tax advisor as to the particular tax consequences to such beneficial holder of the merger and continuance, including the application and effect of state, local, foreign and other tax laws.

Material Cayman Islands Tax Consequences of the Continuance

Upon continuation to the Cayman Islands, the company shall not be subject to any income, withholding or capital gains taxes in the Cayman Islands. After continuation to the Cayman Islands, the company intends to apply for, an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the Tax Concessions Law (1999 Revision) of the Cayman Islands that for a period of twenty years from the date of the grant of the undertaking, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations will apply to the company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable on or in respect of the shares, debentures or other obligations of the company, or by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (1999 Revision). No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of common shares.

Shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to shares of our common stock owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

Dissent Rights of the Continuance

Pursuant to Article 13 of the Wyoming Business Corporation Act, the holders of our merged company’s common stock will not have dissenters’ appraisal rights in connection with the continuance as the Wyoming Business Corporation Act does not grant dissent rights to shareholders of a Wyoming company where the company effects a continuance and because, although the continuance will result in an amendment to the articles of incorporation, such alteration will not materially and adversely affect the rights of shareholders of our company for any of the reasons specified in Article 13 of the Wyoming Business Corporation Act.

Over-the-Counter Bulletin Board Listing

Our common shares are quoted on the Over-the-Counter Bulletin Board, or the OTC-BB, under the trading symbol “TCAY.OB”. Our shares have been quoted on the OTC-BB since December, 2001 although there have been no trades in our shares of common stock since January 1, 2003. We expect that immediately following the continuance, the common shares of our continued company will be listed on the OTC-BB under the same symbol.

Accounting Treatment

For United States and Cayman Island accounting purposes, both the Merger between our company and Tuscany Wyoming and the continuation of our merged company, by change of our corporate jurisdiction from the State of

Wyoming to the Cayman Islands, represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of the surviving corporation, based on existing carrying values at the date of the exchange. The historical comparative figures of our company will be those of Tuscany Wyoming upon its registration by way of continuation as an exempt Cayman Islands company limited by shares

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will continue to do so after the consummation of the continuance.

Our board of directors recommends that you vote FOR the continuance.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Washington law permits a company to indemnify its directors and officers, except for any act of dishonesty.

Our bylaws contain provisions with respect to the indemnification of our directors and officers against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by our directors or officers in respect of any civil, criminal or administrative action or proceedings to which they are made a party by reason of being or having been a director or officer of our company, to the fullest extent legally permissible under the general corporation law of the State of Washington from time to time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

DESCRIPTION OF OUR BUSINESS

Name and Incorporation

We were incorporated on October 5, 2000 under the laws of the state of Nevada. On May 17, 2006, we incorporated a wholly-owned Washington subsidiary for the sole purpose of redomiciling to the State of Washington through a merger with our subsidiary. Effective June 26, 2006, we merged with and into our subsidiary, Tuscany Minerals, Ltd., a Washington company, with the surviving company being Tuscany Minerals, Ltd., the Washington company. As a result of this transaction, we redomiciled from the State of Nevada to the State of Washington. The existing bylaws of Tuscany Minerals, Ltd., the Washington company, remained as the bylaws of the surviving corporation. On October 9, 2008, we incorporated our wholly-owned Wyoming subsidiary, Tuscany Minerals Ltd. for the sole purpose of redomiciling to the State of Wyoming through a merger with our subsidiary.

Our principal business office is located at 780-333 Seymour Street, Vancouver, British Columbia, Canada V6B 5A6. Our registered office for service in the State of Washington is located at 520 Pike Street, Seattle, WA 98101.

History of our Business

We are an exploration stage company that has not yet generated or realized any revenues from our business operations. Our company does not currently own any property interests.

Our company’s first acquisition occurred on December 8, 2000, when we purchased an option to acquire an interest in the mineral claim known as the “Holy Cross mineral claim.” We were unable to maintain our interest in this mineral claim, however, due to our inability to raise the financing necessary to cover exploration costs of the property. Subsequent to losing our interest in this mineral claim, we entered into negotiations with a group of investors based in Texas to collectively pursue the acquisition of prospective oil and gas properties.

On June 19, 2003, we entered into an agreement with Jerry Clay to participate in the re-entry and potential production of a natural gas well in the Tennessee Colony East (Rodessa) Field located in Anderson County, Texas.

The well is known as the LNR No. 1 Well and is located on 527.23 acres of property in Anderson County, Texas. Production from the property was subject to royalty payments and overriding royalty interests totaling no more than 25% of the natural gas production from the property.

At the time of the transaction, Jerry Clay controlled 11/12ths of the undivided mineral interest in the property. Under the terms of the agreement, we agreed to pay for two-thirds (66.66%) of 11/12ths of the costs attributable to reentering the LNR No. 1 Well and connecting it to a neighbouring pipeline. Arcadia Exploration and Development Company, an independent operating company, who also agreed to carry out the development work, agreed to pay the remaining costs of the 11/12ths interest. The agreement also provided that we would pay up-front leasehold costs of $30,250. In consideration for this undertaking, we were to receive a 50% working interest in the well, subject to the 25% royalty interests. The interest represented a six-sixteenths (6/16th) net revenue interest in the well.

We undertook the re-entry drilling program on the well in the third quarter of fiscal 2003 with the objective of commencing gas production from the well. The objective of the re-entry program was to re-enter the well, drill out the cement plugs, re-perforate the targeted Rodessa formation and flow test the well. Our proportionate share of the cost of the drilling and re-entry program was $192,350. The drilling program was not successful due to difficulties encountered in gaining access to the targeted Rodessa formation. As a result of these difficulties, we determined to abandon the drilling program at the end of September 2003.

Following the abandonment of our drilling program, we entered into an agreement with Jerry H. Clay, who controlled the remaining 11/12ths interest in the well. Following negotiations with Mr. Clay, and subject to a right of Mr. Clay to participate in the drilling of a new well on the property, Mr. Clay agreed to assume all liabilities associated with plugging and abandoning the well.

Description of our Current Business

As an exploration stage company, we are seeking opportunities to acquire prospective or existing mineral properties, prospective or producing oil and gas properties or other oil and gas resource related projects. To date, we have not been as successful as hoped in implementing our business plan. As such, we are now also seeking business opportunities with established business entities for the merger of a target business with our company in non-resource related businesses in order to find the best opportunity for our company to realize value for our shareholders. In certain instances, a target business may wish to become a subsidiary of us or may wish to contribute assets to us rather than merge. We are currently in negotiations with one party to enter into a business opportunity but we have not entered into any definitive agreements to date and there can be no assurance that we will be able to enter into any definitive agreements. We anticipate that any new acquisition or business opportunities by our company will require additional financing. There can be no assurance, however, that we will be able to acquire the financing necessary to enable us to pursue our plan of operation. If our company requires additional financing and we are unable to acquire such funds, our business may fail.

We may seek a business opportunity with entities who have recently commenced operations, or entities who wish to utilize the public marketplace in order to raise additional capital in order to expand business development activities, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

In implementing a structure for a particular business acquisition or opportunity, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. Upon the consummation of a transaction, it is likely that our present management will no longer be in control of our company. In addition, it is possible that our officers and director will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.

As of the date hereof, management has not entered into any formal written agreements for a business combination or opportunity. When any such agreement is reached, we intend to disclose such an agreement by filing a current report on Form 8-K with the Securities and Exchange Commission.

We anticipate that the selection of a business opportunity in which to participate will be complex and without certainty of success. Management believes that there are numerous firms in various industries seeking the perceived benefits of being a publicly registered corporation. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We can provide no assurance that we will be able to locate compatible business opportunities.

As an exploration stage company, we are not able to fund our cash requirements through our current operations. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. Further, we believe that our company may have difficulties raising capital until we locate a prospective property or non-resource business. If we are unable to secure adequate capital to continue our acquisition efforts, our shareholders may lose some or all of their investment and our business may fail.

Competition

We are an exploration stage company engaged in the acquisition of a prospective mineral or oil and gas asset or a non-resource asset or business. As we currently do not own an interest in a mineral or oil and gas property or have an interest in a non-resource related business, we compete with other companies for both the acquisition of prospective properties or non-resource businesses and the financing necessary to develop such properties or businesses.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties or non-resource businesses, we have encountered intense competition in all aspects of our proposed business as we compete directly with other development stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties or non-resource businesses and on the exploration and development of such properties or businesses. This competition could result in our competitors obtaining assets or businesses of greater quality and attracting prospective investors to finance the development of such assets or businesses on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Compliance with Government Regulation

We will not know the government regulations and the cost of compliance with such regulations with which we must comply until such time as we acquire an interest in a particular asset or business. If we are successful in acquiring an asset or business, we will be required to comply with the regulations of governmental authorities and agencies applicable to the federal, state or provincial and local jurisdictions where the property is located. There can be no assurance that such approvals will be obtained.

If our activities should advance to the point where we engage in mining or oil and gas operations or other non-resource businesses that have an environmental impact, we could become subject to environmental regulations promulgated by federal, state or provincial, and local government agencies as applicable. A breach or violation of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments are increasingly imposing higher standards, greater enforcement, fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance in respect of environmental regulation has the potential to reduce the profitability of any future revenues that our company may generate.

Employees

Our company is currently operated by Ross Tocher as our president and chief executive officer, and J. Stephen Barley as our chief financial officer, secretary, treasurer and director. We anticipate that we will be conducting most of our business through agreements with consultants and third parties. Neither Ross Tocher nor J. Stephen Barley has an employment agreement with us.

Subsidiaries

We have one wholly-owned Wyoming subsidiary, Tuscany Minerals Ltd.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF PROPERTY

Our principal office is located at 780 - 333 Seymour Street, Vancouver, British Columbia V6B 5A6. Our officer currently provides this space to us free of charge. This space may not be available to us free of charge in the future. We do not own any real property.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings in which any director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, any affiliate of any such director or officer or security holder, or any of our subsidiaries, is a party adverse to our company or has a material interest adverse to our company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares are quoted on the Over-the-Counter Bulletin Board, or OTC-BB, under the trading symbol “TCAY.OB”. Our shares have been quoted on the OTC-BB since October 2001. During the last two years, however, our common shares have not traded on the OTC-BB.

Pacific Stock Transfer Company is the registrar and transfer agent for our common shares. Their address is 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119 Telephone: (702) 361-3033; Facsimile: (702) 433-1979.

Holders of our Common Stock

As of April 8, 2009, there were 41 holders of record of our common stock. As of such date, 12,538,000 common shares of our company were issued and outstanding.

Dividends

No cash dividends have been paid by our company on our common stock. We anticipate that our company’s future earnings will be retained to finance the continuing development of our business. The payment of any future dividends will be at the discretion of our company’s board of directors and will depend upon, among other things, future earnings, any contractual restrictions, the success of business activity, regulatory and corporate law requirements and the general financial condition of our company.

Recent Sales of Unregistered Securities

None.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently do not have any stock option or equity compensation plans or arrangements.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and the related notes thereto for the year ended December 31, 2008 that appear elsewhere in this proxy statement-prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in the registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 10 of this proxy statement-prospectus.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Company Overview

We were incorporated on October 5, 2000 under the laws of the state of Nevada. On May 17, 2006, we incorporated a wholly-owned Washington subsidiary for the sole purpose of redomiciling to the State of Washington through a merger with our subsidiary. Effective June 26, 2006, we merged with and into our subsidiary, Tuscany Minerals, Ltd., a Washington company, with the surviving company being Tuscany Minerals, Ltd., the Washington company. As a result of this transaction, we redomiciled from the State of Nevada to the State of Washington. The existing bylaws of Tuscany Minerals, Ltd., the Washington company, remained as the bylaws of the surviving corporation. On October 9, 2008, we incorporated our wholly-owned Wyoming subsidiary, Tuscany Minerals Ltd. for the sole purpose of redomiciling to the State of Wyoming through a merger with our subsidiary.

We have no revenue, have experienced losses since inception, have no operations and have been issued a going concern opinion by our auditors.

Results of Operations

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. Our company does not currently own any property interests.

We have been seeking opportunities to acquire prospective or existing mineral properties, prospective or producing oil and gas properties or other oil and gas resource related projects. To date, we have not been as successful as hoped in implementing our business plan. As such, we are now also seeking business opportunities with established business entities for the merger of a target business with our company in non-resource related businesses in order to find the best opportunity for our company to realize value for our shareholders. In certain instances, a target business may wish to become a subsidiary of us or may wish to contribute assets to us rather than merge. We are currently in negotiations with one party to enter into a business opportunity but we have not entered into any definitive agreements to date and there can be no assurance that we will be able to enter into any definitive agreements. We anticipate that any new acquisition or business opportunities by our company will require additional financing. There can be no assurance, however, that we will be able to acquire the financing necessary to enable us to pursue our plan of operation. If our company requires additional financing and we are unable to acquire such funds, our business may fail.

Even if we are able to acquire an interest in a mineral or oil and gas property or enter into a non-resource business opportunity and obtain the necessary funding, there is no assurance that any revenues would be generated by us or that revenues generated would be sufficient to provide a return to investors.

We anticipate that we will incur the following expenses over the next twelve months:

1.	$25,000 in connection with our company locating, evaluating and negotiating potential business opportunities;

2.	$10,000 for operating expenses, including professional legal and accounting expenses associated with our company being a reporting issuer under the Securities Exchange Act of 1934; and

3.	$63,000 for management, advisory and administrative costs payable pursuant to the terms of the consulting agreement with CHM Financial Services Inc.

We will incur additional expenses if we are successful in entering into an agreement to acquire an interest in a prospective or existing mineral property, a prospective or producing oil or gas property or a non-resource business opportunity. If we acquire any property interests or business, we will require significant funds to develop the property or business in addition to any acquisition costs. It is not possible to estimate such funding requirements until such time as we enter into a definitive agreement to acquire an interest in a property or enter into a business combination.

We require a minimum of approximately $98,000 to proceed with our plan of operation over the next twelve months, exclusive of any acquisition or development costs. This amount may also increase if we are required to carry out due diligence investigations in regards to any prospective property or business opportunity or if the costs of negotiating the applicable transaction are greater than anticipated. As we had cash in the amount of $659 and a working capital deficit in the amount of $650,303 as of December 31, 2008, we do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

On January 6, 2009, and subsequent to the year ended December 31, 2008, we issued a $9,188 (CDN$11,246) promissory note to In Touch Digital Media Inc., a wholly-owned company of Ross Tocher, an officer of our company. The promissory note bears 8% interest, is unsecured and is payable on demand. Additionally, we issued two additional promissory notes to In Touch Digital Media Inc. on February 18, 2009 in the amount of $23,293 (CDN$28,511) and on March 31, 2009 in the amount of $12,558 (CDN$15,371), on the same terms. Although the issuance of the promissory notes provided funds for short-term obligations, we require additional significant funds in order to eliminate our working capital deficiency and fund our plan of operations. We plan to complete private placement sales of our common stock in order to raise the funds necessary to pursue our plan of operation and to fund our working capital deficit in order to enable us to pay our accounts payable and accrued liabilities. We currently do not have any arrangements in place for the completion of any private placement financings and there is no assurance that we will be successful in completing any private placement financings.

Due to the current financial crisis, there can be no assurance that additional financing will be available when needed or, if available, on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we may not be able to meet our obligations as they come due and may be forced to scale down or perhaps even cease business operations.

Liquidity and Capital Resources

Our financial position as at December 31, 2008 and December 31, 2007 and the changes for the years then ended are as follows:

Working Capital
	As at	As at
	December 31, 2008	December 31, 2007
Current Assets	$659	$1,234
Current Liabilities	(650,962)	(547,125)
Working Capital (Deficiency)	$(650,303)	$(545,891)

Our working capital deficiency increased from $545,891 at December 31, 2007 to $650,303 at December 31, 2008 as a result of incurring operational expenses during the period. On January 28, 2009, and subsequent to the year ended December 31, 2008, we issued a $9,188 promissory note to In Touch Digital Media Inc., a wholly-owned company of Ross Tocher, an officer of our company. The promissory note bears 8% interest, is unsecured and is payable on demand. Additionally, we issued two additional promissory notes to In Touch Digital Media Inc. on February 18, 2009 in the amount of $23,293 and on March 31, 2009 in the amount of $12,558 on the same terms. Although the issuance of the promissory notes provided funds for short-term obligations, we require additional significant funds in order to eliminate our working capital deficiency and fund our plan of operations.

Cash Flows

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Net cash used in Operating Activities	$(56,022)	$(37,955)
Net cash provided in Financing Activities	55,447	38,793
Increase (Decrease) in Cash during the Year	$(575)	$838
Cash, Beginning of Year	1,234	396
Cash, End of Year	$659	$1,234

During the year ended December 31, 2008, our net cash used in operating activities increased due to an increased net loss for the year as compared to the year ended December 31, 2007. During the year ended December 31, 2008, our net cash from financing activities increased over the prior period ended December 31, 2007 due to funds provided from notes payable that were issued to related parties.

Results of Operations for year ended December 31, 2008

The following summary should be read in conjunction with our audited financial statements for the years ended December 31, 2008 and 2007 included herein.

		Year Ended		Year Ended
		December 31, 2008		December 31, 2007
Expenses	$		$
Filing and stock transfer fees		2,801		1,258
Interest		31,045		27,743
Management fees		15,287		9,000
Office and sundry		645		2,388
Professional fees		54,634		33,802
Total expenses		$104,412		$74,191
Net Loss		$104,412		$74,191

Revenue

We are a development stage company and have not generated any revenues from our business operations since inception. Our company does not currently own any property interests.

Expenses

Our operating expenses for the year ended December 31, 2008 were $104,412 compared to $74,191 for the year ended December 31, 2007. This increase in operating expenses of $30,221 was primarily due to minor increases in filing and stock transfer fees and interest expense which were offset by minor decreases in office and sundry. Larger increases in expenses consisted of a $6,287 increase in management fees resulted from the entry into a new consulting agreement with CHM Financial Services Inc., which is a wholly-owned company of our sole director. Our company also incurred a $20,832 increase in professional fees which consisted mostly of legal fees incurred in connection with our company’s compliance with securities laws.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended December 31, 2008, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon our company locating and acquiring a business opportunity, and achieving a profitable level of operation. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Summary of Significant Accounting Policies

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of our company. Although these estimates are based on management’s knowledge of current events and actions that our company may undertake in the future, actual results may differ from such estimates.

Cash

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Basic and Diluted Loss Per Share

Our company computes loss per share in accordance with SFAS No. 128 – “Earnings Per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As our company generated net losses in the period presented, the basic and diluted loss per share is the same as any exercise of options or warrants would be anti-dilutive.

Financial Instruments

Our company’s financial instruments consist of cash on deposit, accounts payable and accrued liabilities, notes payable and promissory note payable.

Management of our company does not believe that our company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short term in nature or they are receivable or payable on demand.

Income Taxes

Our company has adopted SFAS No. 109 – “Accounting for Income taxes” (“SFAS No. 109”). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Recent Accounting Pronouncements

In March 2008, the Financial Accounting Advisory Board (“FASB”) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of Statement 133 with the intent to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2008. Our company will adopt SFAS 161 in December, 2009.

Management has not determined the effect that adopting this statement would have on our company’s financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” or SFAS 162. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. Our company is currently evaluating the impact of adopting SFAS 162 but does not expect that it will have a significant effect on our financial position, cash flows or results of operations.

In May 2008, the FASB issued FSP Accounting Principles Board Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 requires issuers of convertible debt instruments that may be settled in cash to separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in periods subsequent to adoption. Upon adoption of FSP 14-1, our company will allocate a portion of the proceeds received from the issuance of convertible notes between a liability and equity component by determining the fair value of the liability component using our company’s non-convertible debt borrowing rate. The difference between the proceeds of the notes and the fair value of the liability component will be recorded as a discount on the debt with a corresponding offset to paid-in-capital. The resulting discount will be accreted by recording additional non-cash interest expense over the expected life of the convertible notes using the effective interest rate method. The provisions of FSP 14-1 are to be applied retrospectively to all periods presented upon adoption and are effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Our company is in the process of evaluating the impact FSP 14-1 will have on our company’s financial position and results of operations upon adoption.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial position, revenues and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants on accounting or financial disclosure.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or executive officers, no nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets out the percentage of outstanding common shares owned by our company’s directors and executive officers and beneficial owners of more than five percent of our common shares that are entitled to vote on each matter properly brought before the meeting. As stated in the table, our directors and executive officers as a group own 64.602% or, 8,125,000 shares, of our common stock out of the 12,538,000 shares of our common stock issued and outstanding as of the record date for the meeting of _________, 2009. In order to consummate the merger and conduct any other business that may properly be brought before the meeting, other than the vote in regards to the continuance, the Washington Business Corporation Act requires that a majority of the shares entitled to vote at the meeting are voted in support of such proposals. To consummate the continuance, the Wyoming Business Corporation Act requires that two-thirds, or 66.7%, of the shares entitled to vote at the meeting are voted in support of the special resolution to approve the continuance. Our directors and executive officers intend to vote their shares in favor of the merger and the continuance.

Name and Address of Beneficial Owner	Position Held With the Company	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Ross Tocher 780-333 Seymour Street Vancouver, BC V6B 5A6	President and Chief Executive Officer	8,100,000	64.6%
J. Stephen Barley 4247 Rockbank Place West Vancouver, BC V7W 1A8	Secretary, Treasurer, Chief Financial Officer and Director	25,000	0.2%
Directors and Executive Officers as a Group (two persons)		8,125,000	64.8%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 8, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. As of April 8, 2009, we had no options or warrants outstanding.

(2)	Percentage based on 12,538,000 shares of common stock outstanding on April 8, 2009.

Changes in Control

Concept Financial Inc., a private company controlled by Ross Tocher, acquired 8,100,000 shares of our common stock as of September 10, 2008 for an aggregate purchase price of US$24,020 that was paid in cash. The transaction was effected pursuant to share transfer agreements dated September 10, 2008 between Concept Financial Inc. and each of J. Stephen Barley, Raymond Mol, Joseph Lewis and Donna Durning. The 8,100,000 shares of common stock acquired by Concept Financial Inc. represented 64.6% of our issued and outstanding common shares as of September 10, 2008.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company. In the future, we may enter into agreements to issue shares in settlement of debt that may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of our shareholders and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. The following table sets forth the names, positions and ages of our executive officers and directors. Our board of directors elects officers and their terms of office are at the discretion of our board of directors.

Name	Position Held with the Company	Age	Date First Elected or Appointed
J. Stephen Barley (1)	Secretary, Treasurer, Chief Financial Officer and Director	52	October 5, 2000
Ross Tocher	President and Chief Executive Officer	47	September 10, 2008

(1)

Mr. Barley served as our president and chief executive officer from October 5, 2000 until September 10, 2008 when he resigned as president and chief executive officer and Mr. Tocher was appointed to those positions. Mr. Barley is the sole director of Tuscany Wyoming and Mr. Tocher is the president, secretary and treasurer of Tuscany Wyoming.

Family Relationships

There are no family relationships among our directors or executive officers.

Significant Employees

We have no significant employees other than the officers of our company.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our directors and executive officers, indicating their principal occupation during that period, and the name and principal business of the organizations in which such occupation and employment were carried out.

J. Stephen Barley

Mr. Barley has held the positions of Chief Financial Officer, Secretary, Treasurer and director of our company since October 5, 2000 and resigned as President and Chief Executive Officer on September 10, 2008. Mr. Barley received his Bachelor of Commerce degree from the Mount Allison University in New Brunswick, Canada in 1979. He received his law degree from Dalhousie University in Nova Scotia, Canada in 1982. Mr. Barley practiced as a lawyer with Casey & O’Neill and successor firms from 1984 to 1991. Mr. Barley practiced as a lawyer with J. Stephen Barley Personal Law Corporation from 1992 to 1997. Mr. Barley specialized in the areas of corporate and securities law during the time of his private practice as a lawyer with Casey & O’Neill and J. Stephen Barley Personal Law Corporation. Mr. Barley’s clients included a number of publicly traded companies involved in the business of mineral exploration. Mr. Barley has been involved as a corporate finance consultant and as a director and investor in several private and public business ventures since 1997. Mr. Barley is a member in good standing of the Law Society of British Columbia and the Law Society of Alberta. Until March 2006, Mr. Barley was a director of Cervus Financial Group Inc., a company that was listed on the TSX Venture Exchange. In May 2005, Mr. Barley became a director of OMC Capital Corp., a capital pool company listed on the TSX Venture Exchange. In June 2007 OMC Capital Corp. amalgamated with ReMac Zinc Corp. and assumed the name ReMac Zinc Corp. Mr. Barley remains a director and officer of ReMac Zinc Corp. which is listed on the TSX Venture Exchange. On March 20, 2006, Mr. Barley became a director of Calypso Acquisition Corp., a company also listed on the TSX Venture Exchange. Calypso Acquisition Corp. subsequently changed its name to Calypso Uranium Corp. In July 2006, Mr. Barley became an officer and director of Ontario Hose Specialties Inc. which subsequently changed its name to Bordeaux Energy Inc. and then subsequently changed its name to Enterprise Energy Resources Ltd. and is listed on the TSX Venture Exchange. In August 2006, Mr. Barley became an officer and director of Centillion Industries Inc., a company listed on the NEX, which subsequently changed its name to Palo Duro Energy Inc. and is now listed on the TSX Venture Exchange. Mr. Barley has resigned as an officer of Palo Duro Energy Inc. but remains as a director. In September 2006, Mr. Barley became a director of Waymar Resources Ltd., a company listed on the TSX Venture Exchange and subsequently became an officer of that company. Also in September 2006, Mr. Barley became a director of Arrabbiata Capital Corp. which has subsequently changed its name to Olivut Resources Ltd. and is listed on the TSX Venture Exchange. Mr. Barley resigned as a director of Olivut Resources Ltd. in January 2008. Mr. Barley became a director of Cap-Link Ventures Ltd. in June 2007 which is listed on the TSX Venture Exchange and subsequently became an officer of that company. Mr. Barley became a director of Thor Explorations Ltd. (NPL) in July 2007 which is listed on the TSX Venture Exchange. Mr. Barley became a director of Redhawk Resources Inc. in July 2007 and became Managing Director on October 1, 2008, which company is also listed on the TSX Venture Exchange. Mr. Barley is a partner in WestPoint Merchant Ventures Inc. a private corporate finance services company.

Ross Tocher

Mr. Tocher has held the positions of President and Chief Executive Officer since he was appointed on September 10, 2008. Mr. Tocher has over 30 years' experience managing investment strategies for a variety of family holding companies with interests in different industries. He was one of the founders of British Columbia based Pan-Canadian Mortgage Group Inc., specializing in commercial mortgage investment, and a co-founder of British Columbia based Gateway Casinos Ltd., which sold for CAD$1.4 billion in November 2007. Mr. Tocher was a Trustee of the Gateway Casino Income Fund, Gateway Trust and director of Gateway G.P. Prior to January 2001 he was the President of Marsonn Packaging Ltd., a company specialized in the repackaging of foods. He co-founded Brew King Ltd., a British Columbia company, and manufacturer of commercial and consumer wine-making concentrates that achieved worldwide sales as the largest non-commercial wine producer in North America before being sold, in 1997 to Andres Wines Ltd. Previously, Ross was also a senior executive with the Tocher family business. Since 1998 he has experience as a director with several private equity companies, including British Columbia based Trian Equities Ltd., and he has been the President of Knight Ventures, Ltd., an investment company.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

None of our directors, officers, affiliates, owners of record or beneficially of more than five percent of our common shares or any associate of such person is a party adverse to our company or its subsidiary in any material proceeding or has a material interest adverse to our company or its subsidiary in any material proceeding.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Ross Tocher	1(1)	Nil	Nil

(1)	The named director filed a late Form 3 – Initial Statement of Beneficial Ownership of Securities which has subsequently been filed.

Corporate Governance

Director Independence and Board Meetings

We currently have one director, consisting of J. Stephen Barley. Our board of directors held no formal meetings during the year ended December 31, 2008. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Washington Business Corporation Act and the by-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. Our audit committee was struck on March 6, 2009 and as such did not hold any meetings in 2008.

We have determined that Mr. Barley is not an independent director, as that term is used in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and National Instrument 52-110 due to the fact that Mr. Barley is also an officer of our company.

Audit Committee

Our board of directors struck an audit committee on March 6, 2009. As of this date, Stephen Barley was appointed as the sole member of the audit committee. The audit committee has adopted specific policies and procedures for the engagement of non-audit services as set out in the Audit Committee Charter of our company. A copy of our company’s Audit Committee Charter is filed as exhibit 10.7 to our annual report on Form 10-K for the fiscal year ended December 31, 2008.

Our board of directors has determined that it does not have an audit committee member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the audit committee member is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

Nomination of Directors

Our board of directors is of the view that it is appropriate for us not to have a standing nominating committee because there is currently only one director on our board of directors and the one director has performed and will perform adequately the functions of a nominating committee. The one director who performs the functions of a nominating committee is not independent because he is also an officer of our company. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Nasdaq Stock Market Rules. Our board of directors has not adopted a charter for the nomination committee.

The board is responsible for identifying new director nominees. In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because we believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. The process of identifying and evaluating nominees for director typically begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by our board of directors’ review of the candidates’ resumes and interview of candidates. Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for director. We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this proxy statement-prospectus.

Compensation Committee

Our board of directors acts as our compensation committee. We believe that striking a compensation committee and appointing additional independent directors to such committee would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date. The sole member of our board of directors, which acts as our compensation committee, is not independent as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our board of directors’ responsibilities in acting as our compensation committee is to oversee our company’s compensation and benefit plans, including our compensation plan. Our board of directors also monitors and evaluates matters relating to the compensation and benefits structure of our company. Our company has not adopted a Compensation Committee Charter.

Shareholder Communications

We do not currently have a process that provides for shareholders to send communications, including recommendations and nominations, to our board of directors. Our board does not believe that it is necessary to have such a policy because current management is capable of responding to any questions or concerns of shareholders. In addition, we believe that the creation and implementation of such a policy would be overly costly and burdensome and is not warranted in our circumstances given our current size.

National Instrument 52-110

We are a reporting issuer in the Province of British Columbia. National Instrument 52-110 of the Canadian Securities Administrators requires our company, as a venture issuer, to disclose annually in our proxy statement certain information concerning the constitution of our audit committee and our relationship with our independent auditor. As defined in National Instrument 52-110, Stephen Barley, the sole member of our board of directors, is not independent. A copy of our company’s Audit Committee Charter is filed as Exhibit 10.7 to our annual report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 27, 2009.

Stephen Barley, as the sole member of our audit committee, is “financially literate”, as defined in National Instrument 52-110, as he has the industry experience necessary to understand and analyze financial statements of our company, as well as the understanding of internal controls and procedures necessary for financial reporting. For a description of the education and experience of Mr. Barley that is relevant to the performance of his responsibilities as an audit committee member, please see the disclosure under the heading “Directors and Executive Officers – Business Experience”.

The audit committee is responsible for review of both interim and annual financial statements for our company. For the purposes of performing his duties, the sole member of the audit committee has the right at all times, to inspect all the books and financial records of our company and any subsidiaries and to discuss with management and the external auditors of our company any accounts, records and matters relating to the financial statements of our company. The audit committee meets periodically with management and annually with the external auditors.

Since the commencement of our company’s most recently completed financial year, our company has not relied on the exemptions contained in sections 2.4 or 8 of National Instrument 52-110. Section 2.4 (De Minimis Non-audit Services) provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 8 (Exemptions) permits a company to apply to a securities regulatory authority for an exemption from the requirements of National Instrument 52-110 in whole or in part.

The audit committee has adopted specific policies and procedures for the engagement of non-audit services as set out in the Audit Committee Charter of our company.

We are relying on the exemption provided by section 6.1 of National Instrument 52-110 which provides that as we are a venture issuer, we are not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of National Instrument 52-110.

National Instrument 58-101

We are a reporting issuer in the Province of British Columbia. National Instrument 58-101 of the Canadian Securities Administrators requires our company, as a venture issuer, to disclose annually in our proxy statement certain information concerning corporate governance disclosure.

Board of Directors

Our board of directors currently acts with one member consisting of J. Stephen Barley. We have determined that Mr. Barley is not independent as that term is defined in National Instrument 52-110 due to the fact that he is our sole director and an officer.

Our board’s primary responsibilities are to supervise the management of our company, to establish an appropriate corporate governance system, and to set a tone of high professional and ethical standards.

The board is also responsible for:

  selecting and assessing members of the board;
  choosing, assessing and compensating the Chief Executive Officer of our company, approving the compensation of all executive officers and ensuring that an orderly management succession plan exists;
  reviewing and approving our company’s strategic plan, operating plan, capital budget and financial goals, and reviewing its performance against those plans;
  adopting a code of conduct and a disclosure policy for our company, and monitoring performance against those policies;
  ensuring the integrity of our company's internal control and management information systems;
  approving any major changes to our company’s capital structure, including significant investments or financing arrangements; and
  reviewing and approving any other issues which, in the view of the Board or management, may require Board scrutiny.

Directorships

The following director is also the director of other reporting issuers (or the equivalent in a foreign jurisdiction), as identified next to his name:

Director	Reporting Issuers or Equivalent in a Foreign Jurisdiction
J. Stephen Barley
ReMac Zinc Corp.
Calypso Uranium Corp.
Enterprise Energy Resources Ltd.
Bordeaux Energy Inc.
Palo Duro Energy Inc.
Waymar Resources Ltd.
Cap-Link Ventures Ltd.
Thor Explorations Ltd.
Redhawk Resources Inc.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role of the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

Ethical Business Conduct

Effective March 15, 2004, our company’s board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company’s president and secretary (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s personnel shall be accorded full access to our president and secretary with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or secretary.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s President or Secretary. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President or Secretary, the incident must be reported to any member of our board of directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission on March 30, 2004 as Exhibit 14.1 to our annual report on Form 10-KSB. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Tuscany Minerals, Ltd., 780 – 333 Seymour Street, Vancouver, British Columbia V6B 5A6.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth all compensation received during the two years ended December 31, 2008 by our chief executive officer, chief financial officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa tion ($)	Total ($)
J. Stephen Barley Secretary, Chief Financial Officer, Treasurer and Director and former President and Chief Executive Officer (1)(2)	2008 2007	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	15,287 9,000	15,287 9,000
Ross Tocher President and Chief Executive Officer (3)	2008 2007	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A

(1)

Mr. Barley was appointed president, chief executive officer, chief financial officer, secretary, treasurer and director of our company on October 5, 2000 and resigned as president and chief executive officer on September 10, 2008.

(2)

Compensation attributable to Mr. Barley is paid pursuant to a management agreement dated December 1, 2000, between our company and CHM Consulting Inc., a company wholly-owned by J. Stephen Barley. This agreement was terminated and superseded by a new consulting agreement dated November 1, 2008 with CHM Financial Services Inc. CHM Consulting Inc. received monthly payments of $750 pursuant to the former agreement and CHM Financial Services Inc. receives $4,290 per month pursuant to the new agreement.

(3)	Mr. Tocher was appointed as our president and chief executive officer effective September 10, 2008.

Compensation Discussion and Analysis

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

The services of J. Stephen Barley, a director and executive officer, are provided to us pursuant to a consulting agreement dated November 1, 2008 with CHM Financial Services Inc. which replaced the former agreement dated December 1, 2000 with CHM Consulting Inc., both companies being wholly-owned by J. Stephen Barley. Pursuant to the consulting agreement, our company pays CHM Financial Services Inc. a management fee of $4,290 per month. The fee to CHM Consulting Inc. was $750 per month under the former agreement.

Our compensation program for our executive officers is administered and reviewed by our board of directors which acts as a compensation committee. Historically, executive compensation consists of a combination of base salary and bonuses. Individual compensation levels are designed to reflect individual responsibilities, performance and experience, as well as the performance of our company. The determination of discretionary bonuses is based on various factors, including implementation of our business plan, acquisition of assets, development of corporate opportunities and completion of financing.

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended December 31, 2008, we did not pay any compensation or grant any stock options to our sole director.

Grants of Plan-Based Awards

There were no grants of plan-based awards made to our named executive officers during the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2008, there were no unexercised options, stock that had not vested or equity incentive plan awards held by our named executive officers.

Option Exercises and Stock Vested

There were no stock options exercised during the year ended December 31, 2008, no stock options held by, and no stock vested to, our named executive officers during year ended December 31, 2008.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees, in the event of retirement.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, no director, executive officer, principal shareholder holding at least five percent of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our year ended December 31, 2008, or in any currently proposed transaction, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last two completed fiscal years.

We have entered into a consulting agreement dated November 1, 2008, with CHM Financial Services Inc., a company wholly-owned by J. Stephen Barley, a director and executive officer of our company. Pursuant to the terms of the consulting agreement, our company pays CHM Financial Services Inc. a monthly management fee of $4,290 in consideration for CHM Financial Services Inc. providing general management consulting and advisory services to our company. During the year ended December 31, 2008, our company paid $6,750 (2007 – $9,000) to CHM Consulting Inc. pursuant to the previous management agreement dated December 1, 2000 and $8,537 (2007 - $Nil) to CHM Financial Services Inc. under the current consulting agreement dated November 1, 2008.

As of December 31, 2008, our company owed accounts payable of $27,934 (2007 – $27,438) to J. Stephen Barley. As of December 31, 2008, our company also owed accounts payable of $51,750 (2007 – $45,000) to a company controlled by J. Stephen Barley.

Interest expensed by our company relating to notes payable due to a company with a common director amounted to $6,868 during the year ended December 31, 2008 (2007 – $5,309). Interest expenses by our company relating to notes payable to a company with a common officer amounted to $304 (2007 – $Nil) for the year ended December 31, 2008.

All related party transactions are conducted in the ordinary course of business and measured at the exchange amount, which is the consideration established and agreed to by the related parties.

INDEPENDENT PUBLIC ACCOUNTANTS

Our board of directors has selected Morgan & Company, Chartered Accountants as our independent auditor for the fiscal year ended December 31, 2009. Morgan & Company, Chartered Accountants, has been our independent auditor since our incorporation. However, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in the best interests of our company and its shareholders. Representatives of Morgan & Company, Chartered Accountants are not expected to be present at the meeting.

Our board of directors has considered and determined that the services provided by Morgan & Company, Chartered Accountants are compatible with maintaining the principal accountant’s independence.

Fees

In the following table, the following terms have the following meanings:

Audit Fees. This category includes the fees for the audit of our financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with Securities and Exchange Commission filings.

Audit-Related Fees. This category includes assurance and related services that are reasonably related to the performance of the audit or review of the financial statements that are not reported under Audit Fees, and describes the nature of the services comprising the fees disclosed under this category.

Tax Fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning, and describes the nature of the services comprising the fees disclosed under this category.

All Other Fees. This category includes products and services provided by the principal accountant, other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees.

Our current independent public accountants provided audit and other services during the fiscal years ended December 31, 2008 and 2007 as follows:

	Fiscal
	2008	2007
	($)	($)
Audit Fees	17,950	12,384
Audit-Related Fees	-	-
Tax Fees	1,359	-
All Other Fees	-	-
Total Fees	19,309	12,384

We do not use Morgan & Company, Chartered Accountants for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage Morgan & Company, Chartered Accountants to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Morgan & Company, Chartered Accountants, is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

- approved by our audit committee (which consists of our entire board of directors); or

- entered into pursuant to pre-approval policies and procedures established by our board, provided the policies and procedures are detailed as to the particular service, our board is informed of each service, and such policies and procedures do not include delegation of the board of directors’ responsibilities to management.

Our board of directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by our board either before or after the respective services were rendered.

Our board of directors has considered the nature and amount of fees billed by Morgan & Company, Chartered Accountants, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Morgan & Company’s independence.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 per share. Upon consummation of the merger and continuance, it is intended that our authorized capital stock will consist of 400,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001.

Common Stock

As of April 8, 2009, there were 12,538,000 shares of our common stock issued and outstanding that were held by 41 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Our bylaws state that a quorum is satisfied by having the shareholders of at least ten percent of our issued and outstanding common stock present in person or represented by a duly appointed proxy at a meeting of our shareholders. However, the Washington Business Corporation Act requires that a minimum of holders of not less than one-third of our shares entitled to vote be present in person or represented by a duly appointed proxy at a meeting of our shareholders. As such, quorum will be satisfied if holders of not less than one-third of our issued and outstanding common shares are present in person or represented by a duly appointed proxy at a meeting. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion rights and there are no redemption provisions applicable to our common stock.

Under the provisions of the Washington Business Corporation Act, holders of our common stock have a pre-emptive right to acquire proportional amounts of our unissued shares upon the decision of our board of directors to issue them. However, there are no pre-emptive rights with respect to:

(a)	shares issued as compensation to directors, officers, agents, or employees of the corporation, or its subsidiaries or affiliates;

(b)	shares issued to satisfy conversion or option rights created to provide compensation to directors, officers, agents, or employees of the corporation, or its subsidiaries or affiliates;

(c)	shares issued pursuant to the corporation's initial plan of financing; and

(d)	shares sold otherwise than for money.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this proxy statement-prospectus as having prepared or certified any part of this proxy statement-prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of our common stock was employed on a contingency basis or had, or is to receive, in connection with the registration, a substantial interest, directly or indirectly, in our company or any of our subsidiaries. Nor was any such person connected with our company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of our company as of December 31, 2008 included in this proxy statement-prospectus have been audited by Morgan & Company, Chartered Accountants, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We intend to file annual, quarterly and special reports and other information with the Securities and Exchange Commission until the consummation of the continuance, upon which time we will be deemed a foreign private issuer. Upon our company becoming a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer be required to file quarterly reports. You may read and copy any document filed by us, including this proxy statement-prospectus and its exhibits and schedules, at the Securities and Exchange Commission’s public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information about its public reference room. These Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at “www.sec.gov”.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Washington law permits a company to indemnify its directors and officers, except for any act of dishonesty.

Our bylaws contain provisions with respect to the indemnification of our directors and officers against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by our directors or officers in respect of any civil, criminal or administrative action or proceedings to which they are made a party by reason of being or having been a director or officer of our company, to the fullest extent legally permissible under the general corporation law of the State of Washington from time to time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits and Financial Statement Schedules

The following exhibits are included as part of this proxy statement-prospectus:

Exhibit Number	Exhibit

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

2.1*	Agreement and Plan of Merger between our company and Tuscany Wyoming dated April 8, 2009

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (previously filed as an exhibit to our registration statement on Form SB-2 as amended, originally filed with the Securities and Exchange Commission on June 25, 2001)

3.2	Bylaws (previously filed as Exhibit 3.3 to our current report on Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2006)

3.3

Articles of Merger for the State of Nevada, for our change of corporate jurisdiction from Nevada to Washington (previously filed as Exhibit 3.1 to our current report on Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2006)

3.4

Articles of Merger for the State of Washington, for our change of corporate jurisdiction from Nevada to Washington (previously filed as Exhibit 3.2 to our current report on Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2006)

3.5*	Articles of Incorporation of Tuscany Minerals Ltd., a Wyoming corporation

3.6*	Bylaws of Tuscany Minerals Ltd., a Wyoming corporation

(5)	Opinion on Legality

5.1*	Opinion of Ogier regarding the legality of the securities being registered

(10)	Material Contracts

10.1

Transfer Agreement between Concept Financial Inc. and J. Stephen Barley, dated September 10, 2008 (previously filed as Exhibit 10.1 to our current report on Form 8-K as filed with the Securities and Exchange Commission on September 15, 2008)

10.2

Transfer Agreement between Concept Financial Inc. and Raymond Mol, dated September 10, 2008 (previously filed as Exhibit 10.2 to our current report on Form 8-K as filed with the Securities and Exchange Commission on September 15, 2008)

10.1

Transfer Agreement between Concept Financial Inc. and Joseph Lewis, dated September 10, 2008 (previously filed as Exhibit 10.3 to our current report on Form 8-K as filed with the Securities and Exchange Commission on September 15, 2008)

10.2

Transfer Agreement between Concept Financial Inc. and Donna Durning, dated September 10, 2008 (previously filed as Exhibit 10.4 to our current report on Form 8-K as filed with the Securities and Exchange Commission on September 15, 2008)

10.3

Promissory Note with In Touch Digital Media Inc. dated January 6, 2009 (previously filed as Exhibit 10.8 to our annual report on Form 10-K as filed with the Securities and Exchange Commission on March 27, 2009)

10.4

Promissory Note with In Touch Digital Media Inc. dated February 18, 2009 (previously filed as Exhibit 10.9 to our annual report on Form 10-K as filed with the Securities and Exchange Commission on March 27, 2009)

10.5*	Promissory Note with In Touch Digital Media Inc. dated March 31, 2009

(21)	Subsidiaries

21.1	Tuscany Minerals Ltd., a Wyoming company

(23)	Consent of Experts and Counsel

23.1*	Consent of Ogier (see Exhibit 5.1)

23.2*	Consent of Morgan and Company, Chartered Accountants

(24)*	Power of Attorney (on signature page)

(99)	Miscellaneous

99.1*	Proposed Form of Articles of Merger for the State of Washington

99.2*	Proposed Form of Articles of Merger for the State of Wyoming

99.3*	Proposed Form of Application for a Certificate of Transfer for the State of Wyoming

99.4*	Proposed Form of Application for Continuance for the Registrar of the Cayman Islands

99.5*	Proposed Memorandum of Association of Tuscany Minerals Ltd., an exempted Cayman Islands company

99.6*	Proposed Articles of Association of Tuscany Minerals Ltd., an exempted Cayman Islands company

99.7*	Full text of chapter 23B.13 of the Washington Business Corporation Act regarding dissent rights of shareholders

* filed herewith

Our audited financial statements for the years ended December 31, 2008 and 2007 are filed as part of this proxy statement-prospectus following Appendix A hereof beginning on page F-1.

Undertakings

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on April 9, 2009.

TUSCANY MINERALS, LTD.
(Registrant)

By: /s/ Ross Tocher
Ross Tocher
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Stephen Barley, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Tocher	President & Chief Executive Officer	April 9, 2009
Ross Tocher	(principal executive officer)

/s/ J. Stephen Barley	Director, Secretary, Treasurer & Chief Financial Officer	April 9, 2009
J. Stephen Barley	(principal financial officer and principal accounting
officer)

APPENDIX A

MERGER RESOLUTION

BE IT RESOLVED THAT:

1.

A merger of our company with and into Tuscany Minerals Ltd., a Wyoming corporation and wholly-owned subsidiary of our company (“Tuscany Wyoming”), with Tuscany Wyoming carrying on as the surviving corporation in accordance with the terms and conditions set out in the Agreement and Plan of Merger dated April 8, 2009, be and is hereby approved, and our company be and is hereby authorized to apply to the Secretary of State of the State of Washington and the Secretary of State of the State of Wyoming to carry out the merger pursuant to section 11.110 of the Washington Business Corporation Act and section 1107 of the Wyoming Business Corporation Act;

2.

The Articles of Merger, in the form presented to our shareholders at the meeting, to be provided to the Secretary of State of the State of Washington and the Secretary of State of the State of Wyoming to merge our company with and into Tuscany Wyoming, with Tuscany Wyoming carrying on as the surviving corporation, be and are hereby approved;

3.

The board of directors of our company be authorized to elect not to file the Articles of Merger or consummate the merger if the board of directors determines that, in the circumstances, it would not be in the best interest of our company to proceed with the merger; and

4.	The directors and officers of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the merger.

CONTINUATION RESOLUTION

BE IT RESOLVED THAT:

1.

Subject to the consummation of the merger of our company with and into Tuscany Wyoming, the continuance of our merged company, Tuscany Wyoming, from the State of Wyoming, United States, to the Cayman Islands be and is hereby approved, and our merged company be and is hereby authorized to apply to the Secretary of State of the State of Wyoming and the Registrar of Companies of the Cayman Islands for authorization to continue our company into the jurisdiction of the Cayman Islands under section 1720 of the Wyoming Business Corporation Act and Part XII of the Companies Law (2007 Revision) of the Cayman Islands, as if our company had been incorporated as an exempted company limited by shares pursuant to Part VII of the Companies Law (2007 Revision) of the Cayman Islands and amendments thereto;

2.

The Certificate of Transfer to be provided to the Secretary of State of the State of Wyoming to transfer our company out of the jurisdiction of the State of Wyoming, and the Memorandum of Association and Articles of Association to be provided to the Registrar of Companies of the Cayman Islands with the Application for Continuance to effect a continuance of our company into the jurisdiction of the Cayman Islands, in the forms presented to our shareholders at the meeting, be and are hereby approved;

3.

Subject to the acceptance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and immediately following the acceptance of the Application for Continuance by the Registrar of Companies of the Cayman Islands for the registration of our company as an exempted company limited by shares in the Cayman Islands, the Memorandum of Association and the Articles of Association, in the forms presented to our shareholders at the meeting, are adopted in substitution of the existing organizational documents of our company;

4.

The board of directors of our company be authorized to elect not to file the Certificate of Transfer with the Secretary of State of the State of Wyoming or the Application for Continuance with the Registrar of Companies of the Cayman Islands, or to consummate the continuance if the board of directors of our company determines that, in the circumstances, it would not be in the best interest of our company to proceed with the continuance.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of
Tuscany Minerals, Ltd.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Tuscany Minerals, Ltd. (an exploration stage company) as of December 31, 2008 and 2007, and the related statements of operations and cash flows for each of the two years in the period ended December 31, 2008, and for the cumulative period from October 5, 2000 (date of inception) to December 31, 2008, and stockholders’ equity (deficiency) for the cumulative period from October 5, 2000 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, and for the cumulative period from October 5, 2000 (date of inception) to December 31, 2008, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfil its development activities and upon future profitable operations from the development of any mineral properties that it may acquire. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

“Morgan & Company”
March 20, 2009	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	DECEMBER 31	DECEMBER 31
	2008	2007

ASSETS

Current
Cash	$659	$1,234

LIABILITIES

Current
Accounts payable and accrued liabilities	$109,156	$91,811
Notes and accrued interest payable (Note 4)	221,119	153,618
Promissory note and accrued interest payable (Note 5)	320,687	301,696
	650,962	547,125

STOCKHOLDERS’ DEFICIENCY

Capital Stock
Authorized:
100,000,000 voting common shares, par value $0.001 per share

Issued and outstanding:
12,538,000 (2007 – 12,538,000) common shares	12,538	12,538

Additional paid-in capital	63,462	63,462

Deficit Accumulated During The Exploration Stage	(726,303)	(621,891)
	(650,303)	(545,891)

	$659	$1,234

The accompanying notes are an integral part of these financial statements.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			OCTOBER 5
	YEAR ENDED		2000 TO
	DECEMBER 31,		DECEMBER 31,
	2008	2007	2008

Expenses
Consulting fee	$–	$–	$3,193
Filing and stock transfer fees	2,801	1,258	8,092
Interest	31,045	27,743	159,918
Management fee	15,287	9,000	79,037
Mineral property exploration expenditure	–	–	8,500
Mineral property option payment	–	–	3,428
Office and sundry	645	2,388	6,521
Oil and gas property exploration expenditures	–	–	202,686
Professional fees	54,634	33,802	216,440
Travel and business development	–	–	38,488
	104,412	74,191	726,303

Net Loss For The Period	$(104,412)	$(74,191)	$(726,303)

Basic And Diluted Loss Per Common Share	$(0.01)	$(0.01)

Weighted Average Number Of Common
Shares Outstanding	12,538,000	12,538,000

The accompanying notes are an integral part of these financial statements

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			OCTOBER 5,
	YEAR ENDED		2000 TO
	DECEMBER 31,		DECEMBER 31
	2008	2007	2008

Cash Flows (Used In) Provided By:
Operating Activities
Net loss for the period	$(104,412)	$(74,191)	$(726,303)

Changes in non-cash operating working
capital items:
Accounts payable and accrued liabilities	17,345	8,493	109,156
Accrued interest payable	31,045	27,743	159,918
	(56,022)	(37,955)	(457,229)

Financing Activities
Proceeds from notes	55,447	38,793	185,838
Proceeds from promissory note	–	–	196,050
Issuance of common shares	–	–	76,000
	55,447	38,793	457,888

Net (Decrease) Increase In Cash	(575)	838	659

Cash, Beginning Of Period	1,234	396	–

Cash, End Of Period	$659	$1,234	$659

Supplemental Disclosure Of Cash Flow Information
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

The accompanying notes are an integral part of these financial statements

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM INCEPTION, OCTOBER 5, 2000, TO DECEMBER 31, 2008
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE	CUMULATIVE
			PAID-IN	EXPLORATION	TRANSLATION
	SHARES	AMOUNT	CAPITAL	STAGE	ADJUSTMENT	TOTAL

November - Shares issued for cash
at $0.001	6,500,000	$6,500	$-	$-	$-	$6,500
November - Shares issued for cash
at $0.01	6,000,000	6,000	54,000	-	-	60,000
December - Shares issued for cash
at $0.25	38,000	38	9,462	-	-	9,500
Translation adjustment	-	-	-	-	660	660
Net loss for the period	-	-	-	(7,310)	-	(7,310)

Balance, December 31, 2000	12,538,000	12,538	63,462	(7,310)	660	69,350

Translation adjustment	-	-	-	-	(752)	(752)
Net loss for the year	-	-	-	(54,811)	-	(54,811)

Balance, December 31, 2001	12,538,000	12,538	63,462	(62,121)	(92)	13,787

Translation adjustment	-	-	-	-	16	16
Net loss for the year	-	-	-	(24,972)	-	(24,972)

Balance, December 31, 2002	12,538,000	12,538	63,462	(87,093)	(76)	(11,169)

Translation adjustment	-	-	-	-	(205)	(205)
Net loss for the year	-	-	-	(271,508)	-	(271,508)

Balance, December 31, 2003	12,538,000	12,538	63,462	(358,601)	(281)	(282,882)

Translation adjustment	-	-	-	-	281	281
Net loss for the year	-	-	-	(72,049)	-	(72,049)

Balance, December 31, 2004	12,538,000	12,538	63,462	(430,650)	-	(354,650)

Net loss for the year	-	-	-	(49,562)	-	(49,562)

Balance, December 31, 2005	12,538,000	12,538	63,462	(480,212)	-	(404,212)

Net loss for the year	-	-	-	(67,488)	-	(67,488)

Balance, December 31, 2006	12,538,000	12,538	63,462	(547,700)	-	(471,700)

Net loss for the year	-	-	-	(74,191)	-	(74,191)

Balance, December 31, 2007	12,538,000	12,538	63,462	(621,891)	-	(545,891)

Net loss for the year	-	-	-	(104,412)	-	(104,412)

Balance, December 31, 2008	12,538,000	$12,538	$63,462	$(726,303)	$-	$(650,303)

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

	a)	Organization

The Company was incorporated in the State of Nevada, U.S.A., on October 5, 2000. The Company’s principal executive officers are in Vancouver, British Columbia, Canada.

On May 17, 2006, the Company incorporated a wholly-owned Washington subsidiary for the sole purpose of redomiciling to the State of Washington through a merger with our subsidiary. Effective June 26, 2006, the Company merged with and into its subsidiary, Tuscany Minerals, Ltd., a Washington company, with the surviving company being Tuscany Minerals, Ltd., the Washington company. As a result of this transaction, the Company has redomiciled from the State of Nevada to the State of Washington. The existing bylaws of Tuscany Minerals, Ltd., the Washington company, remain as the bylaws of the surviving corporation.

	b)	Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not realized any revenues from its planned operations. As at December 31, 2008 the Company is evaluating new opportunities in both the mineral exploration business and in other industries unrelated to the resource sector. The Company had previous exploration activities in the natural gas and oil business in 2003 and in the acquisition and exploration of mining properties prior to 2003.

	c)	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $726,303 for the period from October 5, 2000 (inception) to December 31, 2008, has negative cash flow, has a stockholders’ deficiency and has no sales. The future of the Company is dependent upon its ability to obtain adequate financing and upon future profitable operations from the development of its business that it may acquire. Management has plans to seek additional capital through a private placement and public offering of any common stock and form the issuance of promissory notes. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Exploration Stage Company

The Company complies with Financial Accounting Standards Board (“FASB”) Statement No. 7, and Securities and Exchange Commission (“SEC”) Act Guide 7 in its characterization as an exploration stage company.

	b)	Mineral Property Interests

Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

	c)	Cash

Cash consists of cash on deposit with high quality major financial institutions. The carrying amounts approximated fair market value due to the liquidity of these deposits.

	d)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

	e)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	f)	Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128 – “Earnings Per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same as any exercise of options or warrants would anti-dilutive.

	g)	Financial Instruments

The Company’s financial instruments consist of cash on deposit, accounts payable and accrued liabilities, notes payable and promissory note payable.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

	h)	Income Taxes

The Company has adopted SFAS No. 109 – “Accounting for Income taxes” (“SFAS No. 109”). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

	i)	Asset Retirement Obligations

The Company has adopted SFAS No. 143 – “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	j)	Asset Impairment

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate the carrying amount may not be recoverable, pursuant to guidance established in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets” (“SFAS No. 144”). The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of Statement 133 with the intent to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2008. The Company will adopt SFAS 161 in December, 2009. Management has not determined the effect that adopting this statement would have on the Company’s financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” or SFAS 162. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company is currently evaluating the impact of adopting SFAS 162 but does not expect that it will have a significant effect on its financial position, cash flows or results of operations.

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In May 2008, the FASB issued FSP Accounting Principles Board Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 requires issuers of convertible debt instruments that may be settled in cash to separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in periods subsequent to adoption. Upon adoption of FSP 14-1, the Company will allocate a portion of the proceeds received from the issuance of convertible notes between a liability and equity component by determining the fair value of the liability component using the Company’s non-convertible debt borrowing rate. The difference between the proceeds of the notes and the fair value of the liability component will be recorded as a discount on the debt with a corresponding offset to paid-in-capital. The resulting discount will be accreted by recording additional non-cash interest expense over the expected life of the convertible notes using the effective interest rate method. The provisions of FSP 14-1 are to be applied retrospectively to all periods presented upon adoption and are effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company is in the process of evaluating the impact FSP 14-1 will have on the Company’s financial position and results of operations upon adoption.

4.	NOTES AND ACCRUED INTEREST PAYABLE

Notes payable of $185,837 at December 31, 2008 (December 31, 2007 - $130,391) are unsecured, payable on demand, and bear interest at 8% per annum. From the date of advancement of funds to December 31, 2008, interest of $35,282 has been accrued (December 31, 2007 - $23,227). Interest expensed for the year ended December 31, 2008 amounted to $ 12,055 (December 31, 2007 - $8,804).

At December 31, 2008, $109,774 (December 31, 2007 - $90,697) of the notes payable and accrued interest are due to a company with a common director.

Also at December 31, 2008, $31,182 (December 31, 2007 - $Nil) of the notes payable and accrued interest are due to a company with a common officer.

5.	PROMISSORY NOTE AND ACCRUED INTEREST PAYABLE

At December 31, 2008 the promissory note of $196,050 (December 31, 2007 - $196,050) bore interest at 8% per annum and was repayable in full on January 28, 2004.

The Company had entered into various loan extension agreements since the initial due date, including a required balloon payout amount of $25,000. At December 31, 2008, the expiry date is January 28, 2009 (see Note 9). Since advancement of funds to December 31, 2008, interest has been accrued of $99,637 (December 31, 2007 - $80,646). Interest expensed for the year ended December 31, 2008 amounted to $18,991 (2007 - $18,939).

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

6.	RELATED PARTY TRANSACTIONS AND AMOUNTS OWING

For the year ended December 31, 2008, the Company carried out a number of transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.

The following are related party transactions and amounts owing at December 31, 2008 that are not otherwise disclosed elsewhere:

a)

The Company paid a management fee of $15,287 (2007 - $9,000) to a company controlled by a director for the year ended December 31, 2008. The management services were on a month to month basis at $750 per month until September 30, 2008. On November 1, 2008, the Company entered into an agreement with the same party in which the Company agreed to pay $4,290 ($5,250 CAD) per month for management services on a month to month basis.

b)

As of December 31, 2008, accounts payable of $27,934 (December 31, 2007 - $27,438) was owing to a director of the Company and $51,750 (December 31, 2007 - $45,000) was owing to a company controlled by the same director.

	c)	Interest expensed by the Company relating to notes payable due to a company with a common director amounted to $6,868 (2007 - $5,309) for the year ended December 31, 2008.

	d)	Interest expensed by the Company relating to notes payable due to a company with a common officer amounted to $304 (2007 - $Nil) for the year ended December 31, 2008.

7.	INCOME TAXES

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2007 – 34%) to income before income taxes. The difference results from the following items:

	2008	2007

Computed expected (benefit) income taxes	$(35,500)	$(25,200)
Increase in valuation allowance	35,500	25,200
	$–	$–

TUSCANY MINERALS, LTD.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007
(Stated in U.S. Dollars)

7.	INCOME TAXES (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

	2008	2007

Deferred income tax asset	$(246,900)	$(211,400)
Valuation allowance	246,900	211,400
	$–	$–

The Company has incurred operating losses of approximately $726,303 which, if unutilized, will expire through to 2028. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

8.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements, rental premises or other matters. Management services provided are on a month to month basis.

9.	SUBSEQUENT EVENTS

a)

The Company did not repay the promissory note and accrued interest due January 28, 2009 (see Note 5). However on January 28, 2009 the Company entered into a loan extension agreement to extend the expiry date to July 28, 2009.

	b)	On January 6, 2009, the Company issued a promissory note payable to a director of the Company, bearing 8% per annum, unsecured and payable on demand for $9,188 ($11,246 CDN).

	c)	On February 18, 2009, the Company issued a promissory note payable to a company with a common officer of the Company, bearing 8% per annum, unsecured and payable on demand for $23,293 ($28,511 CDN).

PROXY CARD

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
TUSCANY MINERALS, LTD.
(the “Company”)

TO BE HELD AT the offices of Clark Wilson LLP at 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3H1
ON _________________, 2009 at ________________(Vancouver time)
(the “Meeting”)

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, J. STEPHEN BARLEY, a director and officer of the Company, or failing this person, ROSS TOCHER, president and chief executive officer of the Company, or in the place of the foregoing, ___________________ [print name] as Proxies for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the Proxies to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Shareholder. If no direction is made, this Proxy will be voted “FOR” each of the Proposals.

[   ]        Please check this box only if you intend to attend and vote at the Meeting

To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by _______________, 2009 using the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

PLEASE MARK YOUR VOTE IN THE BOX.

	For	Withhold	Against

PROPOSAL 1: Election of Directors

Nominees:

J. Stephen Barley	[ ]	[ ]	[ ]
PROPOSAL 2: The Merger

To consider, and if thought fit, to approve an ordinary resolution by shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting, to carry out a merger of the Company with and into Tuscany Minerals Ltd., or “Tuscany Wyoming”, a Wyoming corporation and wholly-owned subsidiary of the Company, with Tuscany Wyoming as the surviving corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated April 8, 2009, between the Company and Tuscany Wyoming

	[ ]		[ ]
PROPOSAL 3: The Continuance

Subject to the consummation of the merger, to consider, and if thought fit, to approve a special resolution by shareholders holding at least two- thirds of the shares entitled to be voted at the meeting, to carry out a continuance of our merged company, Tuscany Wyoming, from the jurisdiction of the State of Wyoming, United States, to the Cayman Islands

	[ ]		[ ]

Dated: ____________________________	Signature: ____________________________

Please sign exactly as name appears below. When shares are held jointly, both Registered Shareholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer’s capacity. If a partnership, please sign in partnership name by authorized person.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.          This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a dulyrepresentative , authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.          If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder.

3.          A Registered Shareholder who wishes to attend the, person Meeting and vote on the resolutions in may simply register with the Scrutineer before the Meeting begins.

4.          A Registered Shareholder who is not able to attend theresolutions , Meeting in person but wishes to vote on the may do the following:

(a)	appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR

(b)	appoint another proxyholder.

5.          The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Pacific Stock Transfer Company, by mail or by fax, at any time up to and including_____________________ (local time) on ______________________, 2009, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 24
Las Vegas, NV 89119
Fax: 702-433-1979